UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )

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I.D. Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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I.D. Systems, Inc.
123 Tice Boulevard
Woodcliff Lake, New Jersey 07677

May 6, 2013

Dear Stockholder:

I would like to extend a personal invitation for you to join us at the Annual Meeting of Stockholders of I.D. Systems, Inc. (the “Company”) to be held on Thursday, June 20, 2013, at 10:00 a.m. (Eastern Time), at the offices of Lowenstein Sandler LLP, 1251 Avenue of the Americas, New York, New York 10020.

At this year’s meeting, you will be asked to vote on the election of directors; the ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013; and the approval, on an advisory basis, of the Company’s executive compensation; and any other business that may properly come before the meeting or any adjournment thereof. Attached you will find a notice of meeting and proxy statement that contain additional information about these proposals and the meeting itself, as well as the different methods you can use to vote your proxy, including via telephone and Internet.

In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the stockholders.

We hope that you will find it convenient to attend the meeting in person. Whether or not you expect to attend in person, I encourage you to vote your shares to ensure your representation at the meeting and the presence of a quorum. If you do attend the meeting, you may withdraw your proxy if you wish to vote in person.

On behalf of the Board of Directors and management of the Company, I would like to express our appreciation for your continued support of I.D. Systems, Inc.

Sincerely,

/s/ Jeffrey M. Jagid

Jeffrey M. Jagid
Chairman of the Board and
Chief Executive Officer

I.D. Systems, Inc.
123 Tice Boulevard
Woodcliff Lake, New Jersey 07677

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 20, 2013

To the Stockholders of I.D. Systems, Inc.:

Notice is hereby given that the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of I.D. Systems, Inc. (the “Company,” “we,” “our” or “us”) will be held at the offices of Lowenstein Sandler LLP, located at 1251 Avenue of the Americas, New York, New York 10020, on Thursday, June 20, 2013, at 10:00 a.m., Eastern Time, and thereafter as it may be postponed or adjourned from time to time, for the following purposes, each of which is described more fully in the Proxy Statement accompanying this Notice of Annual Meeting:

1.	To elect five (5) directors, the names of whom are set forth in the accompanying Proxy Statement, each to serve until the Company’s 2014 annual meeting of stockholders and until their respective successors are duly elected and qualified;
2.	To vote upon the ratification of the appointment of EisnerAmper LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013;
3.	To hold an advisory (non-binding) vote to approve the Company’s executive compensation; and
4.	To transact such other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

The meeting will begin promptly at 10:00 a.m., Eastern Time. Only holders of record of shares of our common stock at the close of business on April 25, 2013, the date fixed by our Board of Directors as the record date for the Annual Meeting, will be entitled to notice of, and to vote at, the meeting and any postponements or adjournments of the meeting.

To help conserve resources and reduce printing and distribution costs, we will be mailing a notice to most of our stockholders, instead of a paper copy of the Proxy Statement and our 2012 Annual Report, with instructions on how to access our proxy materials, including this Proxy Statement, our 2012 Annual Report and a form of proxy card or voting instruction card, over the Internet. The notice also will contain instructions on how a stockholder can receive a paper copy of our proxy materials.

For a period of at least 10 days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the meeting will be available and open to the examination of any stockholder for any purpose relating to the Annual Meeting during normal business hours at our principal executive offices located at 123 Tice Boulevard, Woodcliff Lake, New Jersey 07677.

Whether you expect to attend the Annual Meeting or not, please vote, sign, date and return in the self-addressed envelope provided the enclosed proxy card as promptly as possible. If you attend the Annual Meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

By order of the Board of Directors,

/s/ Ned Mavrommatis

Ned Mavrommatis
Corporate Secretary

Dated: May 6, 2013
Woodcliff Lake, New Jersey

YOUR VOTE IS IMPORTANT.

ALL STOCKHOLDERS OF RECORD AS OF APRIL 25, 2013, ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE BY TELEPHONE, OR, IF AVAILABLE, ELECTRONICALLY, OR, IF YOU RECEIVED PER YOUR REQUEST A PAPER COPY OF OUR PROXY MATERIALS, COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. NO ADDITIONAL POSTAGE IS NECESSARY IF THE PROXY CARD IS MAILED IN THE UNITED STATES OR CANADA. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE MEETING AND YOU MAY VOTE IN PERSON IF YOU ATTEND THE MEETING.

I.D. SYSTEMS, INC.
123 TICE BOULEVARD
WOODCLIFF LAKE, NEW JERSEY 07677

PROXY STATEMENT

Annual Meeting of Stockholders
June 20, 2013

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of I.D. Systems, Inc., a Delaware corporation (the “Company,” “we,” “our” or “us”), for use at our 2013 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the offices of Lowenstein Sandler LLP, located at 1251 Avenue of the Americas, New York, New York 10020, on Thursday, June 20, 2013, at 10:00 a.m., Eastern Time, and any adjournments or postponements thereof.

The Board is making the proxy materials relating to the Annual Meeting, which include this Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and proxy card, available to its stockholders on the Internet, or sending printed proxy materials to certain stockholders, including upon a stockholder’s request, beginning on or about May 6, 2013. The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our most highly paid executive officers and our directors, and certain other required information.

Notice of Internet Availability of Proxy Materials

Pursuant to rules issued by the U.S. Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials, including this Proxy Statement, the accompanying form of proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, over the Internet instead of mailing a full set of such materials to every stockholder. We have sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to all of our stockholders who were not mailed a full set of the proxy materials. The Notice, this Proxy Statement, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 are available through the Internet at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=10255. Our stockholders may access our proxy materials over the Internet by following the directions set forth in the Notice. In addition, by following the instructions in the Notice, any stockholder may request that a full set of printed proxy materials be sent to them.

We have chosen to send the Notice to stockholders, instead of automatically sending a full set of printed copies of the proxy materials to all stockholders, in order to reduce the impact of printing our proxy materials on the environment and to save on the costs of printing and mailing incurred by the Company.

Instead of receiving future copies of our notices of annual meeting, proxy statements and annual report on Form 10-K by mail, shareholders of record and most beneficial owners can elect to receive an e-mail that will provide electronic links to these documents. Directions on how to receive your future proxy materials electronically will be set forth in the Notice. Opting to receive your proxy materials electronically will save us the cost of producing and mailing documents to your home or business, and will reduce the impact of our annual stockholders’ meetings on the environment.

Record Date and Outstanding Shares

The Board has fixed the close of business on April 25, 2013, as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the meeting. Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting or any and all adjournments or postponements thereof.

As of the Record Date, we had issued and outstanding 12,113,674 shares of common stock. Our common stock comprises all of our issued and outstanding voting stock.

At least ten (10) days before the Annual Meeting, we will make a complete list of the stockholders entitled to vote at the meeting open to the examination of any of our stockholders for any purpose germane to the Annual Meeting. The list will be available for inspection during ordinary business hours at our offices at 123 Tice Boulevard, Woodcliff Lake, New Jersey 07677, and will be made available to stockholders present at the Annual Meeting.

Purposes of the Annual Meeting

The purposes of the Annual Meeting are (i) to elect five directors to our Board, each to serve until our 2014 annual meeting of stockholders and until their respective successors are duly elected and qualified; (ii) to ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013; (iii) to approve, on an advisory basis, the Company’s executive compensation; and (iv) to transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof. In addition to the foregoing, there will be a report on the progress of our company and an opportunity for questions of general interest to the stockholders.

Unless we receive specific instructions to the contrary or unless such proxy is revoked, shares represented by each properly executed proxy will be voted: (i) “FOR” the election of each of our nominees as a director; (ii) “FOR” the ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013; (iii) “FOR” the approval, on an advisory basis, of our executive compensation; and (iv) with respect to any other matters that may properly come before the Annual Meeting, at the discretion of the proxy holders. We do not presently anticipate that any other business will be presented for action at the Annual Meeting.

Voting at the Annual Meeting

Quorum Requirements

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total outstanding shares of our common stock is necessary to constitute a quorum for the transaction of business at the meeting. Abstentions and broker “non-votes” (as hereinafter defined) are counted as present and entitled to vote for purposes of determining whether a quorum is present. A broker “non-vote” on a matter occurs when a broker, bank or your representative may not vote on a particular matter because it does not have discretionary voting authority and has not received instructions from the beneficial owner.

Shareholders of Record and Beneficial Owners

Each share of our common stock outstanding on the Record Date will be entitled to one vote on each matter submitted to a vote of our stockholders. Cumulative voting by stockholders is not permitted. The shares to be voted include shares of our common stock that are (i) held of record directly in a stockholder’s name and (ii) held for stockholders in “street name” through a broker, bank or other nominee. If your shares are registered directly in your name with the Company’s stock transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the “shareholder of record” with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of those shares.

If you hold your shares of our common stock through a broker, bank or other representative, generally the broker, bank or representative may only vote the common stock that it holds for you in accordance with your instructions. However, under the rules that govern brokers who have record ownership of shares that are held in street name for their clients who are the beneficial owners of the shares, brokers have the discretion to vote such shares on routine matters. Therefore, if the broker, bank or representative has not timely received your instructions, it may vote on certain matters for which it has discretionary voting authority. The ratification of the appointment of an independent registered public accounting firm is considered a routine matter. Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR” ratification of the independent registered public accounting firm. The Company believes that all of the other proposals to be voted upon at the meeting will be considered “non-routine.” Thus, a broker or other nominee cannot vote without instructions on these non-routine matters, and, consequently, if your shares are held in street name, you must provide your broker or nominee with instructions on how to vote your shares in order for your shares to be voted on those proposals.

Holders of our common stock will not have any rights of appraisal or similar dissenters’ rights with respect to any matter to be acted upon at the Annual Meeting.

Vote Required

For the election of directors, a plurality of the votes cast is required. Since the number of candidates is equal to the number of vacancies, receipt of any votes in favor of any candidate will ensure that that candidate is elected. If no voting direction is indicated on a proxy card that is signed and returned, the shares will be considered votes FOR the election of all director nominees set forth in this Proxy Statement. In accordance with Delaware law, stockholders entitled to vote for the election of directors may withhold authority to vote for all nominees for directors or may withhold authority to vote for certain nominees for directors. Abstentions and broker “non-votes” are not considered for the purpose of the election of directors.

The ratification of the selection of EisnerAmper LLP as the Company’s independent registered public accounting firm and the advisory (non-binding) proposal to approve the Company’s executive compensation each requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will have no effect on the outcome on these matters.

Your vote will not be disclosed either within the Company or to third parties, except: (i) as may be necessary to meet applicable legal requirements or to assert or defend claims for or against the Company; (ii) to allow for the tabulation of votes and certification of the vote; and (iii) to facilitate a successful proxy solicitation.

Effect of Advisory Votes

The approval, on an advisory basis, of our executive compensation, also known as a “say on pay” vote, is an advisory vote mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act. This means that while we ask stockholders to approve our executive compensation, it is not an action that requires stockholder approval, and stockholders are not voting to approve or disapprove the Board’s recommendation with respect to this proposal. This advisory vote is non-binding on the Board, although the Board welcomes the input of our stockholders on the Company’s compensation policies and compensation program and will take the advisory vote into account in making determinations concerning executive compensation.

At our 2011 annual meeting of stockholders held on June 21, 2011, we conducted a stockholder advisory vote on the frequency of future stockholder votes on the Company’s executive compensation (every one, two or three years), also known as a “say on frequency” vote. The Board considered the results of this “say on frequency” advisory vote and, since the most affirmative votes of all the votes cast on the “say on frequency” matter expressed a preference for having the “say on pay” vote every year, determined that an advisory vote on executive compensation would be conducted on an annual basis until the next vote on the frequency of such votes. Notwithstanding the outcome of stockholder “say on frequency” votes, however, the Board may in the future decide to conduct advisory votes on a less frequent basis if appropriate and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

Voting of Proxies

Shareholders of Record

As a shareholder of record, these proxy materials will be furnished directly to you by the Company, via the Internet, as described in the Notice, or by mail. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the meeting.

Beneficial Owners

As a beneficial owner, you have the right to direct your broker, trustee or nominee as to how to vote your shares. Please refer to the voting instruction card provided by your broker, trustee or nominee. You are also invited to attend the Annual Meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Note that it may take some time to obtain a legal proxy from your broker, trustee or nominee, so, if you plan to request a legal proxy, you should do so well in advance of the meeting.

Voting Without Attending the Meeting

Whether you hold shares directly as the shareholder of record or through a broker, trustee or other nominee as the beneficial owner, you may direct how your shares are voted without attending the Annual Meeting. There are three ways to vote by proxy without attending the meeting:

•	By Internet — Stockholders who received a Notice may submit proxies over the Internet by following the instructions on the notice. Stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.
•	By Telephone — Stockholders of record may submit proxies by telephone by following the instructions on the Notice or the proxy card. You will need to have the three digit company number and the eleven digit control number that appears on your Notice or proxy card available when voting by telephone.
•	By Mail — Stockholders who requested and have received a paper copy of a proxy card or a voting instruction card by mail may submit proxies by completing, signing and dating their proxy card or voting instruction and mailing it in the accompanying pre-addressed envelope.

Revocation of Proxies

Stockholders can revoke a proxy prior to the completion of voting at the Annual Meeting through any of the following methods:

•	by writing a letter delivered to Ned Mavrommatis, our Corporate Secretary, stating that the proxy is revoked;
•	by submitting another proxy bearing a later date; or
•	by attending the Annual Meeting and voting in person (unless you are a beneficial owner without a legal proxy, as described below).

Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter or “legal proxy” from the broker, bank or other nominee confirming the stockholder’s beneficial ownership of the shares.

Solicitation

The cost of preparing, assembling, printing and mailing the proxy material and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. Certain officers and employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board has nominated Jeffrey M. Jagid, Lawrence S. Burstein, Harold D. Copperman, Robert J. Farrell and Michael P. Monaco for election as directors of the Company. If elected to the Board, each nominee would hold office until our Annual Meeting of Stockholders to be held in 2014 and until his respective successor has been duly elected and qualified, or until his earlier death, resignation or removal. Each of Messrs. Jagid, Burstein, Copperman, Farrell and Monaco has consented to be named as a nominee and, if elected, to serve as a director. The Nominating Committee and the Board believe that each of these nominees possesses the attributes we seek in directors generally as well as the individual experiences, qualifications and skills included in their individual biographies below.

If any nominee is unable to serve, which the Board has no reason to expect, the persons named in the proxy intend to vote for the balance of those nominees named above and, if they deem it advisable, for a substitute nominee.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ALL OF THE DIRECTOR NOMINEES LISTED ABOVE.

Information About Our Directors, Director Nominees and Executive Officers

The table below sets forth the names and ages of the directors, nominees for director and executive officers of the Company as of April 25, 2013, as well as the position(s) and office(s) with the Company held by those individuals. A summary of the background and experience of each of those individuals is set forth after the table.

Name	Age	Position(s)
DIRECTORS AND DIRECTOR NOMINEES(1):
Jeffrey M. Jagid	44	Chairman of the Board and Chief Executive Officer
Lawrence S. Burstein	70	Director
Harold D. Copperman	66	Director
Michael P. Monaco	65	Director
Robert J. Farrell(2)	49	Nominee for Director
Kenneth S. Ehrman(3)	43	Director and President
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS:
Michael L. Ehrman	40	Chief Technology Officer
Brett Kilpatrick	54	Executive Vice President of Worldwide Sales
Ned Mavrommatis	42	Chief Financial Officer, Treasurer and Corporate Secretary

(1)	Unless otherwise noted, each individual listed under “Directors and Director Nominees” is a current director and a nominee for election as a director at the Annual Meeting.
(2)	Mr. Farrell is not a current director, but is a nominee for election as a director at the Annual Meeting.
(3)	Mr. Ehrman is a current director, but is not a nominee for election as a director at the Annual Meeting.

Directors and Director Nominees

Jeffrey M. Jagid.  Mr. Jagid has been our Chairman of the Board since June, 2001 and our Chief Executive Officer since June, 2000. Prior to that time, Mr. Jagid served as our Chief Operating Officer. Since he joined us in 1995, Mr. Jagid also has served as a director as well as our General Counsel. Prior to joining us, Mr. Jagid was a corporate litigation associate at the law firm of Tannenbaum Helpern Syracuse & Hirschtritt LLP in New York, New York. Mr. Jagid also is a director of Coining Technologies, Inc., a privately held company that manufactures and engineers metal components. Mr. Jagid previously served as a director of International Fight League, Inc., a publicly traded company that organized, hosted and promoted live and televised mixed martial arts through its wholly owned subsidiary, until December, 2009. Mr. Jagid received a Bachelor of Business Administration from Emory University in 1991 and a Juris Doctor degree from the Benjamin N. Cardozo School of Law in 1994. He is a member of the Bar of the States of New York and New Jersey.

As Chief Executive Officer of the Company, Mr. Jagid brings deep institutional knowledge and perspective regarding our strengths, challenges, opportunities and operations to his role as a member of the Board and our Chairman. In addition, Mr. Jagid possesses an extensive understanding of wireless technology and is an inventor on several of the Company’s patents. Mr. Jagid brings to the Board the critical link between management and the Board, enabling the Board to perform its oversight function with the benefit of senior management’s perspective on our business. Mr. Jagid also has a legal background.

Lawrence S. Burstein.  Mr. Burstein has served as a director of the Company since June, 1999. Mr. Burstein also serves as a member of each of the Audit Committee, Compensation Committee and Nominating Committee of the Board and is the Chairman of the Nominating Committee. Since March, 1996, Mr. Burstein has served as President and a director of Unity Venture Capital Associates Ltd., a private investment company. Mr. Burstein also serves as a director and a member of the compensation and governance committees of the board of directors of CAS Medical Systems, Inc., a publicly traded medical technology company that develops, manufactures and markets non-invasive patient monitoring products. Mr. Burstein was formerly a director of THQ, Inc., a video game publisher and Atrinsic, Inc., an internet marketing company (both of which companies filed for protection under Chapter 11 of the Federal Bankruptcy Act in 2012). Mr. Burstein previously served as a director of Millennium India Acquisition Corp. from July 2007 until October 2010 and as a director of American Telecom Services, Inc. from February 2006 until 2009. Mr. Burstein received a Bachelor of Arts in Economics from the University of Wisconsin and received his law degree from Columbia Law School.

Mr. Burstein has extensive experience in private investments and finance, and possesses considerable knowledge with respect to law and strategic business matters across a variety of industries. As a result of these experiences and the insights he has gained in investments, financial management and other areas, Mr. Burstein makes a significant contribution to the Board’s consideration of issues and oversight of management. In addition, Mr. Burstein’s service as a director of the Company since 1999 has provided him with extensive knowledge of the Company and its business and operations. Mr. Burstein also brings significant board expertise to the Company, as he serves as a director (and a member of various board committees) of several of public companies. Mr. Burstein’s skills and experience make him knowledgeable of the complex issues facing global companies today and give him an understanding of what makes businesses work effectively and efficiently.

Harold D. Copperman.  Mr. Copperman has served as a director of the Company since October, 2008, and as the Board’s independent lead director since June, 2009. Mr. Copperman also serves as a member of each of the Audit Committee, Compensation Committee and Nominating Committee of the Board, and is the Chairman of the Compensation Committee. Mr. Copperman has served as President and Chief Executive Officer of HDC Ventures, Inc., a management and investment group focusing on enterprise systems, software and services, since March, 2002. From January, 2001, to March, 2002, Mr. Copperman was a consultant and a private investor. From 1993 to 1999, Mr. Copperman served as Senior Vice President and Group Executive at Digital Equipment Corp. Mr. Copperman also has served as President and Chief Executive Officer of JWP Information Services, Inc.; President and Chief Operating Officer of Commodore Business Machines, Inc.; and Vice President and General Manager for Apple Computer, Inc.’s Eastern Operations. He also spent 20 years at IBM Corporation, where he held a variety of sales, marketing and executive positions. Since January, 2010, Mr. Copperman has served as a director and the chairman of the compensation committee of the board of directors of Meru Networks, Inc., a publicly traded company that engages in the development and marketing of a virtualized wireless LAN solution. Since April, 2013, Mr. Copperman also serves as a director of Virtual Piggy Inc., a publicly traded company that is an innovator in facilitating safe youth payments on the Internet. Mr. Copperman also served as a director and the chairman of the compensation committee of EDGAR Online, Inc., a leading provider of financial data, analytics and disclosure management solutions to help corporations and institutional investors facilitate compliance and management of regulatory disclosure filings from August 2011 until August 2012, when EDGAR Online was acquired by RR Donnelley and Sons.

Mr. Copperman also served as a director and the chairman of the compensation committee of the board of directors of Metastorm Inc., a privately held, global provider of enterprise architecture modeling, business process analysis and business process management software, from 2001 until February, 2011, when Metastorm was acquired by Open Text Corporation. Mr. Copperman also previously served as a director and a member of the audit, compensation and nominating and governance committees of the board of directors of Avocent Corporation, a publicly traded company that delivers IT operations management solutions, from 2002 until December, 2009, at which time Avocent Corporation was acquired by Emerson Electric Co. In addition, Mr. Copperman previously served as a director and a member of the audit and nominating and governance committees and the chairman of the compensation committee of the board of directors of AXS-One Inc., a publicly traded company that provides high performance records compliance management solutions, from 2006 until June, 2009, when AXS-One Inc. was acquired by Unify Corporation. From 2001 until 2008, Mr. Copperman also served as a director and a member of the audit and nominating and governance committees of the board of directors of Epicor Software Corporation, a publicly held company that designs, develops, markets and supports enterprise application software solutions and services. He also served on the board of directors of America Online from 1989 to 1993 as it became a public company. Mr. Copperman received a Bachelor of Science in Mechanical Engineering from Rutgers University and served as a Captain in the U.S. Army.

Mr. Copperman possesses extensive business, operating and executive expertise, and has a diversified background of managing and operating several companies, primarily in the technology industry. Among other things, Mr. Copperman has served as the chief executive officer of a major distributor, and possesses skills in the areas of executive management, leadership, corporate governance, strategic planning and mergers and acquisitions. Mr. Copperman’s experience as a board member of various public companies, including as member or chairman of their compensation committees, provides him with insight and perspective into current best practices at the board of directors and compensation committee levels and enables him to be an effective contributing member of the Board.

Michael P. Monaco.  Mr. Monaco has served as a director of the Company since June, 2001. Mr. Monaco also serves as a member of each of the Audit Committee, Compensation Committee and Nominating Committee of the Board, and is the Chairman of the Audit Committee. Mr. Monaco is a Senior Managing Director at CDG Group, LLC, a New York-based firm specializing in restructurings, mergers and acquisitions and crisis and turnaround management. He served as Chairman and Chief Executive Officer of Accelerator, LLC, a provider of outsource services, from 2000 to 2001. He served as a Vice Chairman of Cendant Corporation from 1996 to 2000 and as Chief Executive Officer of the Direct Marketing Division of Cendant from 1998 to 2000. Mr. Monaco served as the Executive Vice President and Chief Financial Officer of the American Express Company from 1990 to 1996. Mr. Monaco currently serves as a director of The International Securities Exchange, which operates a leading options exchange in the United States. Mr. Monaco previously served as a director of Washington Group International, Inc. (“WGI”), a publicly traded company which provides integrated engineering, construction and management services to businesses and governments around the world, from 2002 until November, 2007, when WGI was acquired by URS Corporation, and also served as chairman of the audit committee of WGI’s board of directors. Mr. Monaco received a Bachelor of Science degree in Accounting from Villanova University and a Master of Business Administration degree from Fairleigh Dickinson University. Mr. Monaco is also a Certified Public Accountant.

As a result of his role as Executive Vice President and Chief Financial Officer of the American Express Company, as well as the other positions of financial oversight and responsibility that he has held during his career, Mr. Monaco, Chairman of our Audit Committee, has significant experience in public company accounting, risk management, disclosure and financial system management and has been determined to be an “audit committee financial expert” under the rules and regulations of the SEC. Mr. Monaco’s prior experiences demonstrate his leadership capability and business acumen. Mr. Monaco also has other public company board experience, including specific experience serving on audit committees.

Robert J. Farrell.  Mr. Farrell has served as President and Chief Executive Officer and a director of Kewill, Ltd., a privately held, global enterprise software company that provides supply chain execution solutions, since October, 2012. Mr. Farrell served as President and Chief Executive Officer and a director of

EDGAR Online, Inc., a formerly publicly traded company and a leading provider of financial data, analytics and disclosure management solutions to help corporations and institutional investors facilitate compliance and management of regulatory disclosure filings, from March, 2011 to September, 2012, after which EDGAR Online was acquired by RR Donnelly and Sons. He served as Chairman and Chief Executive Officer and a director of Metastorm, Inc., a privately held, global provider of enterprise architecture modeling, business process analysis and business process management software, from July, 2002 to February, 2011, when Metastorm was acquired by Open Text Corporation. Mr. Farrell also served as President of the Americas Region for Mercator Software, Inc., a provider of Enterprise Application Integration (EAI) software, from June, 2001 to July, 2002; as Chief Operating Officer of LeadingSide, Inc., an international provider of knowledge management technology and solutions, from December, 1999 to April, 2001; and as Executive Vice President of International Operations of Computer Horizons Corp., a provider of information technology solutions and services, from July, 1996 to December, 1999. Earlier in his career, he held positions at several large organizations, including E. F. Hutton & Co., American Express Company and Grumman Data Systems Corporation. Mr. Farrell also has served as a director and a member of the compensation committee of the board of directors of Folio Dynamics, Inc., a privately held “software as a service” (SaaS) provider of investment management programs and wealth management platform solutions, since August, 2012.

Mr. Farrell is a senior level software and technology executive with vast international business and technical experience. He has held diverse and significant P&L (profit & loss) responsibility, traveling the globe to interact with many of the world’s renowned organizations to drive and build valuable and successful business operations. As the key executive and a director of both public and private companies, Mr. Farrell has been the architect and implementer of strategies that create customer, stockholder and employee value. Mr. Farrell possesses skills in the areas of strategic planning, P&L (profits and loss) management, mergers and acquisitions, business development, research and development, marketing and sales. We believe that Mr. Farrell’s diverse background and experience as an executive and a director of both public and private companies, give him the qualifications and skills to enable him to serve as an effective contributing member of the Board.

Kenneth S. Ehrman.  See narrative description under the caption “Executive Officers,” below.

Executive Officers

Kenneth S. Ehrman.  Mr. Ehrman is one of our founders and has served as a director of the Company as well as our President since our inception in 1993. Mr. Ehrman also previously served as our Chief Operating Officer from June, 2000 to March, 2010. Since September, 2012, Mr. Ehrman has served as a member of the board of directors of Financial Services, Inc., a privately held provider of data processing solutions for banking. He graduated from Stanford University in 1991 with a Bachelor of Science in Industrial Engineering. Upon his graduation, and until our inception, Mr. Ehrman worked as a production manager with Echelon Corporation. Mr. Ehrman is the brother of Michael L. Ehrman, our Chief Technology Officer.

Michael L. Ehrman.  Mr. Ehrman serves as our Chief Technology Officer, a position he has held since March, 2010. Mr. Ehrman previously served as our Executive Vice President of Engineering from August, 1999, until March, 2010. Prior to that, he served as our Executive Vice President of Software Development since joining us in 1995. Mr. Ehrman graduated from Stanford University in 1994 with a Master of Science in Engineering-Economics Systems as well as a Bachelor of Science in Computer Systems Engineering. Upon his graduation in 1994, Mr. Ehrman was employed as a consultant for Andersen Consulting in New York. Mr. Ehrman is the brother of Kenneth S. Ehrman, our President and a member of our Board.

Jeffrey M. Jagid.  See narrative description under the caption “Directors and Director Nominees,” above.

Brett Kilpatrick.  Mr. Kilpatrick has served as our Executive Vice President of Worldwide Sales since March, 2012. From October, 2010 until March 2012, Mr. Kilpatrick served as our Vice President of Sales and in such capacity, was responsible for the sales of our Vehicle Management Systems. Prior to joining the Company, Mr. Kilpatrick was the Managing Partner and Chief Executive Officer of AnalytiCare, LLC, a start-up company that provides business intelligence, analytics, and data licensing in a Software as a Service (SaaS) offering to the healthcare market. Prior to that, he served as the Chief Executive Officer of Panoratio Worldwide from 2005 to 2008. Mr. Kilpatrick has also served as the Vice President of Worldwide Sales at

Determine, Inc. (acquired by Selectica), and the Chief Executive Officer of Alterian, Inc. Mr. Kilpatrick also has held executive and management positions with several public companies over the course of his career, including AvantGo, Oracle, Accenture, IONA Technologies and Versant. Mr. Kilpatrick earned a Bachelor of Science Degree in Biology from Purdue University.

Ned Mavrommatis.  Mr. Mavrommatis has served as our Chief Financial Officer since joining us in August, 1999, as our Treasurer since June, 2001, and as our Corporate Secretary since November, 2003. Prior to joining us, Mr. Mavrommatis was a Senior Manager at the accounting firm of Eisner LLP (currently known as EisnerAmper LLP). Mr. Mavrommatis received a Master of Business Administration in finance from New York University’s Leonard Stern School of Business and a Bachelor of Business Administration in accounting from Bernard M. Baruch College, The City University of New York. Mr. Mavrommatis is also a Certified Public Accountant.

CORPORATE GOVERNANCE AND BOARD MATTERS

General

Our Board is responsible for the management and direction of our Company and for establishing broad corporate policies. Members of the Board are kept informed of our business through various documents and reports provided by the Chief Executive Officer and other corporate officers, and by participating in Board and committee meetings. Each director has access to all of our books, records and reports, and members of management are available at all times to answer their questions.

Currently, there are five members of the Board. The Board is not classified or staggered, and all directors hold office until the next annual meeting of stockholders or until their respective successors are elected and qualified.

Director Independence

Our Board has determined that each of Lawrence S. Burstein, Harold D. Copperman and Michael P. Monaco satisfies the current “independent director” standards established by rules of The NASDAQ Stock Market LLC (“Nasdaq”) and, as to the members of the Audit Committee of our Board, the additional independence requirements under applicable rules and regulations of the SEC. Thus, a majority of the Board is comprised of independent directors as required by Nasdaq Rule 5605(b)(1) and the Audit Committee of the Board is comprised of three independent directors as required by Nasdaq Rule 5605(c)(2). Our Board also has determined that Robert J. Farrell, a nominee for election as a director at our Annual Meeting, satisfies the current “independent director” standards established by the Nasdaq rules.

Board Leadership Structure

Our current leadership structure is comprised of a combined Chairman of the Board and Chief Executive Officer, an independent lead director and active independent directors. Currently, Jeffrey M. Jagid serves as our Chairman of the Board and Chief Executive Officer and Harold D. Copperman serves as the independent lead director. The Board believes that this leadership structure is the most effective for the Company at this time. Because the Chief Executive Officer is closest to the many facets of our business, the Board believes that the Chief Executive Officer is in the best position to lead most effectively and to serve in the critical role of Chairman of the Board. In addition, as he is directly involved in managing the Company, having a Chairman who also serves as Chief Executive Officer facilitates timely communication with the Board on critical business matters. Further, we believe that this combined leadership structure is appropriate for our Company because our Chairman and Chief Executive Officer (i) conveys a singular, cohesive message to our stockholders, employees, industry partners and the investment community and (ii) eliminates any ambiguity as to who is accountable for the Company’s performance. The lead director, among other things, works with the Chairman to set and approve agendas and schedules for Board meetings, serves as a liaison between the Chairman and the non-employee directors, and presides at any meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors. Our directors and management team engage frequently and directly in the flow of information and ideas and we believe our combined leadership structure facilitates the quality, quantity and timeliness of the information flow and communication. The Board believes that there is a well-functioning and effective balance between strong Company leadership, an independent lead director and oversight by active, independent directors.

Risk Oversight

The Board has the ultimate oversight responsibility for the risk management process and regularly reviews issues that present particular risk to us, including those involving competition, customer demands, economic conditions, planning, strategy, finance, sales and marketing, products, information technology, facilities and operations, supply chain, legal and environmental matters and insurance. The Board further relies on the Audit Committee for oversight of certain areas of risk management. In particular, the Audit Committee focuses on financial and enterprise risk exposures, including internal controls, and discusses with management and the Company’s independent registered public accounting firm our policies with respect to risk assessment and risk management, including risks related to fraud, liquidity, credit operations and regulatory compliance, and advises the internal audit function as to overall risk assessment of the Company.

While the Board oversees risk management, Company management is charged with managing risk. Management communicates routinely with the Board, committees of the Board and individual directors on significant risks that have been identified and how they are being managed. Directors are free to, and indeed frequently do, communicate directly with senior management.

The Company believes that its leadership structure, discussed above, supports the risk oversight function of the Board. While the Company has a combined Chairman and Chief Executive Officer, independent directors chair the various Board committees involved with risk oversight, there is frequent and open communication among management and directors, and all directors are actively involved in the risk oversight function. The Board believes that this approach provides appropriate checks and balances against undue risk-taking.

Board and Committee Meetings

The Board held eight meetings during our fiscal year ended December 31, 2012. All of such meetings were attended, either in person or telephonically, by all of the members of the Board. Actions were also taken by the unanimous written consent of the members of the Board on three occasions during the fiscal year ended December 31, 2012.

We have adopted a policy of encouraging, but not requiring, members of the Board to attend our annual meetings of stockholders. All of the members of the Board attended our 2012 annual meeting of stockholders held on June 21, 2012.

Meetings of the non-management directors are held regularly throughout the year.

Committees of the Board

The standing committees of the Board include the Audit Committee, the Compensation Committee and the Nominating Committee.

Audit Committee

The Audit Committee, which is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is composed of Messrs. Burstein, Copperman and Monaco, each of whom is independent under Nasdaq Rule 5605(c)(2) and Rule 10A-3 under the Exchange Act.

The Board has determined that it has at least one “audit committee financial expert” serving on the Audit Committee. Mr. Monaco serves as the audit committee financial expert. Mr. Monaco also serves as the Chairman of the Audit Committee.

The Audit Committee held five meetings during the fiscal year ended December 31, 2012. All of such meetings were attended, either in person or telephonically, by all of the members of the Audit Committee. The Audit Committee did not take any actions by unanimous written consent during the fiscal year ended December 31, 2012.

The Board has adopted a written charter for the Audit Committee, a copy of which is publicly available on our website at www.id-systems.com. The Audit Committee’s charter sets forth the responsibilities, authority and specific duties of the Audit Committee and is reviewed and reassessed annually. The information on our website is not a part of this Proxy Statement. The charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to our independent registered public accounting firm and management.

In accordance with its written charter, the Audit Committee assists the Board in monitoring (i) the integrity of our financial reporting process including our internal controls regarding financial reporting, (ii) our compliance with legal and regulatory requirements and (ii) the independence and performance of our internal and external auditors, and serves as an avenue of communication among the independent registered public accounting firm, management and the Board.

The report of the Audit Committee appears on page 17 of this Proxy Statement.

Compensation Committee

The Compensation Committee is composed of Messrs. Burstein, Copperman and Monaco, each of whom is independent within the meaning of Nasdaq Rule 5605(a)(2). Mr. Copperman serves as the Chairman of the Compensation Committee. We expect that if Mr. Farrell, whom the Board has determined is independent within the meaning of Nasdaq Rule 5605(a)(2), is elected as a director at the Annual Meeting, the Board will reconstitute the Committee so that it will be composed of Messrs. Copperman, Monaco and Farrell.

The Compensation Committee held three meetings during the fiscal year ended December 31, 2012. All of such meetings were attended, either in person or telephonically, by all of the members of the Compensation Committee. The Compensation Committee did not take any actions by unanimous written consent during the fiscal year ended December 31, 2012. There were several informal discussions among the Compensation Committee during 2012.

The Compensation Committee sets our executive officers’ annual compensation and long-term incentives, reviews management’s performance, development and compensation, determines option and other equity grants and administers our incentive plans. The Board has adopted a written charter for the Compensation Committee, a copy of which is publicly available on our website at www.id-systems.com. The Compensation Committee’s charter sets forth the responsibilities, authority and specific duties of the Compensation Committee and is reviewed and reassessed annually. The charter specifies that the Compensation Committee has overall responsibility for evaluating and approving our director and officer compensation plans, policies and programs and for producing an annual report on executive compensation for inclusion in our annual report on Form 10-K or annual proxy statement, in accordance with applicable rules and regulations. The charter also specifies that the Compensation Committee may form and delegate authority to subcommittees of the Compensation Committee when appropriate; however, the Compensation Committee may not delegate authority to any other persons. As discussed below under “Compensation Discussion and Analysis,” for compensation decisions, the Compensation Committee considers recommendations relating to compensation for executive officers (other than our Chairman and Chief Executive Officer) of our Chairman and Chief Executive Officer and includes him in its discussions with respect to such compensation, and considers compensation information provided by compensation consultants, if any, retained by the Compensation Committee for such purpose.

The Compensation Committee Process.  Compensation Committee meetings typically involve a preliminary discussion with our Chairman and Chief Executive Officer prior to the Compensation Committee deliberating without any members of management present. For compensation decisions, including decisions regarding the grant of equity compensation relating to executive officers (other than our Chairman and Chief Executive Officer), the Compensation Committee considers the recommendations of our Chairman and Chief Executive Officer and includes him in its discussions.

Compensation Consultant.  In November, 2011, the Compensation Committee engaged Compensation Resources, Inc. (“CRI”) as its independent compensation consultant to assist the Compensation Committee in determining executive and non-employee director compensation for 2012. CRI conducted a competitive market analysis of our executive compensation and non-employee director compensation within comparable organizations, which included, among other things, a review and update of our peer group of companies identified for us by CRI in 2009. During 2012, the Company paid CRI approximately $12,000 in consulting fees directly related to these services. Neither CRI nor any of its affiliates provide any other services to the Company or its affiliates.

The report of the Compensation Committee appears on page 18 of this Proxy Statement.

Nominating Committee

The Nominating Committee is composed of Messrs. Burstein, Copperman and Monaco, each of whom is independent within the meaning of Nasdaq Rule 5605(a)(2). Mr. Burstein serves as the Chairman of the Nominating Committee.

The Nominating Committee held one meeting during the fiscal year ended December 31, 2012. Such meeting was attended, either in person or telephonically, by all of the members of the Nominating Committee. The Nominating Committee did not take any actions by unanimous written consent during the fiscal year ended December 31, 2012.

The Board has adopted a written charter for the Nominating Committee, which is publicly available on our website at www.id-systems.com. The Nominating Committee’s charter authorizes the committee to develop certain procedures and guidelines addressing certain nominating matters, such as procedures for considering nominations made by stockholders, minimum qualifications for nominees and identification and evaluation of candidates for the Board, and the Nominating Committee has adopted procedures addressing the foregoing.

Procedures for Considering Nominations Made by Stockholders.  The Nominating Committee has adopted guidelines regarding procedures for nominations to be submitted by stockholders and other third parties, other than candidates who have previously served on the Board or who are recommended by the Board. These guidelines provide that a nomination must be delivered to our Corporate Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The public announcement of an adjournment or postponement of an annual meeting will not commence a new time period (or extend any time period) for the giving of a notice as described above. The guidelines require a nomination notice to set forth as to each person whom the proponent proposes to nominate for election as a director: (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (ii) information that will enable the Nominating Committee to determine whether the candidate or candidates satisfy the criteria established pursuant to the charter for director candidates.

Qualifications.  The Nominating Committee has adopted guidelines describing the minimum qualifications for nominees and the qualities or skills that are necessary for directors to possess. Each nominee:

•	must satisfy any legal requirements applicable to members of the Board;
•	must have business or professional experience that will enable such nominee to provide useful input to the Board in its deliberations;
•	must have a reputation, in one or more of the communities serviced by the Company and its affiliates, for honesty and ethical conduct;
•	must have a working knowledge of the types of responsibilities expected of members of the board of directors of a public company; and
•	must have experience, either as a member of the board of directors of another public or private company or in another capacity, that demonstrates the nominee’s capacity to serve in a fiduciary position.

We believe that each member of our Board should possess the qualities of character, judgment, business acumen, diligence, lack of conflicts of interest, familiarity with our business and industry, ability to work collegially and ability to act in the best interests of all stockholders. While we do not have a formal diversity policy, we seek to have directors representing a range of experiences, qualifications, skills and backgrounds.

Identification and Evaluation of Candidates for the Board.  Candidates to serve on the Board will be identified from all available sources, including recommendations made by stockholders of the Company. The Nominating Committee has a policy that there will be no differences in the manner in which the Nominating Committee evaluates nominees recommended by stockholders and nominees recommended by the Committee or management, except that no specific process shall be mandated with respect to the nomination of any individuals who have previously served on the Board. The evaluation process for individuals other than existing members of the Board will include:

•	a review of the information provided to the Nominating Committee by the proponent;
•	a review of reference letters from at least two sources determined to be reputable by the Nominating Committee; and
•	a personal interview of the candidate, together with a review of such other information as the Nominating Committee shall determine to be relevant.

The Nominating Committee approved Robert J. Farrell, who does not currently serve on our Board, as a nominee for election as a director at the Annual Meeting. Mr. Farrell was recommended for such nomination by one of our non-management directors. We did not pay any fees to any third parties to identify or evaluate, or assist in identifying or evaluating, potential nominees for election at the Annual Meeting.

Stock Ownership Guidelines.  On April 29, 2009, the Board adopted stock ownership guidelines to further align the interests of our non-employee directors with the interests of our stockholders and to promote our commitment to sound corporate governance. Pursuant to these guidelines, each outside director is required to hold shares of our common stock with a value equal to three times the amount paid in cash to such director for services as a director (including for in-person and telephonic meetings of the Board and meetings of committees of the Board) during the fiscal year ended December 31, 2008 or, if all such meetings were not attended by such director during such year, the amount that would have been paid in cash to such director for services as a director had such director attended all such meetings. The ownership guideline value for each outside director initially was calculated with respect to the fiscal year ended December 31, 2008, was re-calculated with respect to the fiscal year ended December 31, 2012 and will be re-calculated with respect to each third fiscal year thereafter. Outside directors are required to achieve the applicable level of ownership within three (3) years of the later of the date the guidelines were adopted and the date the person first became an outside director. Under the stock ownership guidelines, the value of the shares of common stock held by each outside director will be determined on April 1st of each year based on the average for the twenty (20) consecutive trading days preceding and including such date of the reported last sale prices per share on the Nasdaq Global Market or other principal national securities exchange or inter-dealer quotation system on which our common stock is listed or admitted to trading. As of April 1, 2013, each non-employee director had achieved his applicable level of ownership in accordance with the stock ownership guidelines.

Third Party Recommendations.  In connection with the Annual Meeting, the Nominating Committee did not receive any nominations from any stockholder or group of stockholders which owned more than 5% of our common stock for at least one year.

Director Compensation

General

All directors are entitled to reimbursement for travel and lodging and other reasonable out-of-pocket expenses incurred by them in connection with their attendance at Board and/or Board committee meetings or other activities on our behalf.

Employee Directors

Directors who are current officers or employees of the Company or any subsidiary of the Company do not receive any additional compensation for their service as members of either the Board or any committees of the Board.

Non-Employee Directors

Under our non-employee director compensation program that was implemented in June 2009 and remained in place until March 2012, non-employee directors were entitled to receive annual compensation having economic value of approximately $75,000, which included a cash retainer of $15,000 and equity grants with an economic value of approximately $60,000. The equity grant was comprised of 50% restricted stock awards and 50% stock options determined based on the grant date Black-Scholes value of the stock options. In addition, a non-employee director could elect to receive all or a portion of the cash retainer in equity, provided that sufficient equity existed under the Company’s 2009 Non-Employee Director Equity Compensation Plan (the “2009 Plan”), which was adopted by the Board in April, 2009, and approved by our stockholders in June, 2009. In June, 2011, our stockholders also approved an amendment to the 2009 Plan, which increased the number of shares available for issuance under the 2009 Plan from 300,000 to 600,000.

In March, 2012, we changed our director compensation program for 2012, based on the recommendation of CRI, a compensation consultant engaged by the Compensation Committee in 2011, and other information provided by CRI, including compensation and survey data of a comparison group of companies that CRI considered as our peer group, as discussed below under “Executive Compensation — Compensation Discussion and Analysis — Peer Group.” Under the new program, non-employee directors are entitled to receive annual compensation having economic value of approximately $70,000, which includes a cash retainer of $20,000 and restricted stock grants with an economic value of approximately $50,000. With respect to restricted stock awards, the number of shares issuable was calculated based on the average of the reported closing price per share of the stock on the Nasdaq Global Market for the twenty (20) consecutive trading days beginning after the Company’s announcement of its annual earnings for the prior year. In addition, each of the lead director and the chairperson of each of the committees of the Board is entitled to a supplemental cash retainer. Specifically, the lead director receives an additional $15,000 per year of service; the chairperson of the Audit Committee receives an additional $15,000 per year of service; the chairperson of the Compensation Committee receives an additional $10,000 per year of service; and the chairperson of the Nominating Committee receives an additional $8,000 per year of service. In addition, if during the year, any director attends, in person or by telephone, more than eight meetings of the Board and/or any committee thereof, in the aggregate, such director will be entitled to receive for each additional meeting attended in person or by telephone a cash payment of $1,000 or $500, respectively.

As noted above, our non-employee directors are entitled to participate in the 2009 Plan. As of April 25, 2013, a total of 272,913 shares of our common stock remain reserved and available for issuance under the 2009 Plan, as amended. Non-employee directors are eligible to be awarded non-qualified stock options and shares of restricted stock under the 2009 Plan. A recipient of restricted stock under the 2009 Plan is entitled to vote such shares and would be entitled to dividends, if any, paid on such shares, but is not entitled to dispose of such shares until they have vested in accordance with the terms of the applicable award.

During the fiscal year ended December 31, 2012, each of our non-employee directors (Messrs. Burstein, Copperman and Monaco) was awarded 8,499 restricted shares of common stock. All of these awards were made pursuant to the 2009 Plan. Each of these restricted stock awards vested in equal increments of 25% on a quarterly basis over the one-year period following the date of grant, which was March 29, 2012.

Our non-employee directors are not entitled to retirement, benefit or other perquisite programs.

The following table provides certain information with respect to the compensation paid to our non-employee directors during the fiscal year ended December 31, 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	Option Awards ($)(4)	Total ($)
Lawrence S. Burstein	28,000	50,399	—	78,399
Michael P. Monaco	35,000	50,399	—	85,399
Harold D. Copperman	45,000	50,399	—	95,399

(1)	The amounts under this column reflect the aggregate grant date fair value of 8,499 restricted stock awards granted to each of our non-employee directors, computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 (“ASC 718”), Compensation — Stock Compensation. For a discussion of the assumptions we made in valuing the stock awards, see “Note 2(R) — Summary of Significant Accounting Policies — Stock-based compensation” and “Note 13 — Stock-Based Compensation” in the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.
(2)	Each of these restricted stock awards vested in equal increments of 25% on a quarterly basis over the one-year period following the grant date.
(3)	At December 31, 2012, Lawrence S. Burstein had 17,195 shares of restricted stock; Michael P. Monaco had 17,195 shares of restricted stock; and Harold D. Copperman had 24,395 shares of restricted stock.
(4)	At December 31, 2012, Lawrence S. Burstein held options to purchase a total of 180,077 shares of our common stock; Michael P. Monaco held options to purchase a total of 180,077 shares of our common stock; and Harold D. Copperman held options to purchase a total of 95,077 shares of our common stock.

Process for Sending Communications to the Board of Directors

The Board has established a procedure that enables stockholders to communicate in writing with members of the Board. Any such communication should be addressed and sent to our Corporate Secretary at c/o I.D. Systems, Inc., 123 Tice Boulevard, Woodcliff Lake, New Jersey 07677. Any such communication must state, in a conspicuous manner, that it contains a stockholder communication and that it is intended for distribution to the entire Board or to one or more members of the Board, as applicable. All such stockholder communications will be forwarded to the director or directors to whom the communications are addressed. Under the procedures established by the Board, upon the Corporate Secretary’s receipt of such a communication, our Corporate Secretary will send a copy of such communication to each member of the Board or to the applicable director(s), identifying it as a communication received from a stockholder. Absent unusual circumstances, at the next regularly scheduled meeting of the Board held more than two days after such communication has been distributed, the Board will consider the substance of any such communication.

Code of Ethics

We have a code of ethics (the “Code of Ethics”) that applies to our Chief Executive Officer, Chief Financial Officer and Controller and other persons who perform similar functions. A copy of our Code of Ethics can be found on our website at www.id-systems.com. The Code of Ethics also is available in print, free of charge, to any stockholder who requests a copy by writing to the Company at the following address: I.D. Systems, Inc., 123 Tice Boulevard, Woodcliff Lake, New Jersey 07677, Attention: Corporate Secretary. Our Code of Ethics is intended to be a codification of the business and ethical principles that guide the Company, and to deter wrongdoing, to promote honest and ethical conduct, to avoid conflicts of interest, and to foster full, fair, accurate, timely and understandable disclosures, compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of violations and accountability for adherence to this code. We will post any amendment to the Code of Ethics, as well as any waivers that are required to be disclosed by the rules of the SEC or Nasdaq, on our website.

Certain Relationships and Related Transactions

In accordance with its charter, the Audit Committee is responsible for annually reviewing any transactions or series of similar transactions to which we are or were a party and in which any director, executive officer or beneficial holder of more than 5% of any class of our voting securities, or members of any such person’s immediate family, have had or will have a direct or indirect material interest. Since January 1, 2012, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company is or was a party in which the amount involved exceeds $120,000 and in which any director, executive officer or beneficial holder of more than 5% of any class of our voting securities, or members of any such person’s immediate family, have had or will have a direct or indirect material interest. As of the date of this Proxy Statement, our common stock is the Company’s only class of voting securities.

REPORT OF THE AUDIT COMMITTEE

The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in those filings, except to the extent that the Company specifically incorporates the Report of the Audit Committee by reference therein.

The Audit Committee of the Board of Directors is currently comprised solely of independent directors meeting the requirements of applicable rules of the SEC and of The NASDAQ Stock Market LLC. All members of the Audit Committee were appointed by the Board of Directors. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. As more fully described in the charter, the purpose of the Audit Committee is to provide general oversight of the Company’s financial reporting, integrity of financial statements, internal controls and internal audit functions.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, and internal controls and procedures designed to ensure compliance with applicable accounting standards, laws and regulations. The Company’s independent registered public accounting firm, EisnerAmper LLP, is responsible for performing an independent audit of the Company’s financial statements in accordance with standards of the Public Accounting Oversight Board (United States) (“PCAOB”) and expressing an opinion in its report on those financial statements.

The Audit Committee reviewed the Company’s audited financial statements for the year ended December 31, 2012, and met with both management and EisnerAmper LLP to discuss those financial statements and EisnerAmper LLP’s related opinion.

The Audit Committee has discussed with EisnerAmper LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the PCAOB in Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from EisnerAmper LLP required by applicable requirements of the PCAOB regarding EisnerAmper LLP’s communications with the Audit Committee concerning independence, and has discussed with EisnerAmper LLP its independence.

Based on its review and the meetings, discussions and reports described above, and subject to the limitations of its role and responsibilities referred to above and in its charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2012, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 to be filed with the SEC.

Members of the Audit Committee:

Michael P. Monaco, Chairman
Lawrence S. Burstein
Harold D. Copperman

EXECUTIVE COMPENSATION

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the following Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee:

Harold D. Copperman, Chairman
Lawrence S. Burstein
Michael P. Monaco

Compensation Discussion and Analysis

Introduction

This discussion presents the principles underlying our executive officer compensation program. Our goal in this discussion is to provide the reasons why we award compensation as we do and to place in perspective the data presented in the tables that follow this discussion. The focus is primarily on compensation of our executive officers for the fiscal year ended December 31, 2012, but some historical and forward-looking information is also provided to put such year’s compensation information in context. The information presented herein relates to the (i) Company’s Chief Executive Officer, (ii) the Company’s Chief Financial Officer, (iii) each of the Company’s three most highly compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer who were serving as executive officers of the Company as of December 31, 2012 and (iv) one individual who would have been one of the three most highly compensation executive officers other than the Chief Executive Officer and the Chief Financial Officer but for the fact that such individual was not serving as an executive officer of the Company as of December 31, 2012, who are sometimes referred to in this Proxy Statement as our “Named Executive Officers.”

Compensation Philosophy and Objectives

We attempt to apply a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premises that our success is dependent upon the efforts of each employee and that a cooperative, team-oriented environment is an essential part of our culture. We believe in the importance of rewarding our employees for our successes, which is why we emphasize pay-for-performance incentive compensation. Particular emphasis is placed on broad employee equity participation through the use of stock options and restricted stock awards, as well as on annual cash bonuses linked to achievement of our corporate performance goals. We considered the results of the “say on pay” proposal with respect to executive compensation presented to the stockholders at our 2012 annual meeting held on June 21, 2012, and in light of the support the proposal received, we continue to emphasize pay-for-performance incentive compensation, as explained in detail in this Compensation Discussion and Analysis.

Our compensation programs for our Named Executive Officers are designed to achieve a variety of goals, including:

•	attracting and retaining talented and experienced executives;
•	motivating and rewarding executives whose knowledge, skills and performance are critical to our success;
•	aligning the interests of our executives and stockholders by motivating executives to increase stockholder value in a sustained manner; and
•	providing a competitive compensation package which rewards achievement of our goals.

Total compensation paid to our executive officers is influenced significantly by the need to attract and retain management employees with a high level of expertise and to motivate and retain key executives for our long-term success. Some of the components of compensation, such as salary, are generally fixed and do not vary based on our financial and other performance. Some components, such as bonus, stock options and stock award grants, are dependent upon the achievement of certain goals approved by the Compensation Committee; and for such purpose, the Compensation Committee considers goals for executive officers (other than our Chairman and Chief Executive Officer) recommended by our Chairman and Chief Executive Officer and includes him in its discussions with respect to such goals. Furthermore, the value of certain of these components, such as stock options and restricted stock, is dependent upon our future stock price.

We compensate our executive officers in these different ways in order to achieve different goals. Cash compensation, for example, provides executive officers with a minimum base salary. Incentive bonus compensation is generally linked to the achievement of financial and business goals (as described in greater detail below), and is intended to reward executive officers for our overall performance. Stock options and grants of restricted stock are intended to link our executive officers’ longer-term compensation with the performance of our stock and to build executive ownership positions in our stock. This encourages our executive officers to remain with us and to act in ways intended to maximize stockholder value, and serves to penalize them if we and/or our stock fails to perform to expectations.

We view the three components of our executive officer compensation as related but distinct. Although the Compensation Committee does review total compensation, it does not believe that compensation derived from one component of compensation necessarily should negate or reduce compensation from other components. We determine the appropriate level for each compensation component based in part, but not exclusively, on its historical practices with the individual and our view of individual performance and other information we deem relevant. The Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of compensation. We have not reviewed wealth and retirement accumulation as a result of employment with us, and have only focused on fair compensation for the year in question.

The Compensation Committee monitors the results of the annual advisory “say-on-pay” proposal and incorporates such results as one of many factors considered in connection with the discharge of its responsibilities. At our 2012 annual meeting of stockholders, the stockholders approved, on an advisory basis, the compensation of the Named Executive Officers, and in light of such approval, the Compensation Committee continued with its performance-based compensation philosophy and its balanced approach to the components of its compensation program.

As discussed below, with respect to compensation paid with respect to 2012, the Compensation Committee considered certain compensation information provided by CRI, the compensation consultant retained by the Compensation Committee for such purpose. The Compensation Committee realizes that benchmarking our compensation against the compensation earned at comparable companies may not always be appropriate, but believes that engaging in a comparative analysis of compensation practices is useful to obtain an understanding of current compensation practices.

Elements of Executive Officer Compensation

Base Salary.  We pay our executive officers a base salary, which we review and determine annually. We believe that a competitive base salary is a necessary element of any compensation program. We believe that attractive base salaries can motivate and reward executives for their overall performance. Base salaries are established in part based on the particular executive’s position, responsibility, experience, skills and expected contributions during the coming year and such individual’s performance during the prior year. We also have generally sought to align base compensation levels comparable to our competitors and other companies in similar stages of development. We do not view base salaries as primarily serving our objective of paying for performance, but in attracting and retaining the most qualified executives necessary to run the Company’s business. Since the base salaries of the Named Executive Officers were not increased for 2011 (except for Mr. Kilpatrick’s base salary which was increased from $225,000 to $250,000 in April, 2011 prior to his becoming an executive officer), in February 2012, the Compensation Committee raised the base salaries of the Named Executive Officers (other than Brett Kilpatrick and Darryl Miller) for 2012 by 4.17% – 4.71%, and continued to focus on a pay-for-performance structure, which is discussed below.

Cash Incentive Bonus Programs

The primary objective of our annual cash incentive bonus program is to motivate and reward our employees, including our Named Executive Officers, for meeting our short-term objectives using a pay-for-performance program with objectively determinable performance goals. Each of our Named Executive Officers (other than Brett Kilpatrick) is eligible to receive a cash incentive bonus under the 2012 Executive Incentive Plan (“EIP”), and Brett Kilpatrick, our Executive Vice President of Worldwide Sales, is eligible to receive a cash incentive bonus under another cash incentive bonus arrangement, each of which is discussed below.

Executive Incentive Plan

The objectives of the EIP, which was adopted by the Compensation Committee, are to align the interests of all employees with the Company’s annual performance goals. The EIP focuses on rewarding executives for the achievement of annual financial objectives with competitive financial incentives, and provides a systemic plan for establishing definitive performance goals. For 2012, the Company’s performance goals are based on revenue growth and “operating profit,” which for these purposes is defined as operating income (loss) from operations, excluding depreciation and amortization and stock-based compensation expense. Executives were eligible to be awarded cash bonus compensation based on the Company’s annual results in these areas.

The Company accrues funds for the EIP over the course of the applicable plan year. The EIP may be modified or terminated by the Compensation Committee at any time, but incentive awards that have been earned by the participating Named Executive Officers through the date of termination of the EIP will be payable. In addition, target awards and weightings may be modified by the Compensation Committee during the plan year based upon a shift in focus or changing industry standards, or any other factors that the Compensation Committee deems appropriate, but no such modifications were made in respect of 2012. The Compensation Committee has the authority to administer the EIP and has the final decision on any discrepancies in interpretation of the EIP.

Awards under the EIP are calculated as a percentage of an executive’s base salary and, as noted above, are based upon revenue growth and operating profit. The target award (expressed as a percentage of base salary) for each Named Executive Officer for whom a target award was established is as follows:

Named Executive Officer	Target Award Percentage
Jeffrey M. Jagid	80%
Ned Mavrommatis	60%
Kenneth S. Ehrman	60%
Michael L. Ehrman	50%
Darryl Miller(1)	60%

(1)	Daryl Miller separated from the Company as of November 27, 2012.

2012 Revenue Targets.  Fifty percent of the executive’s bonus under the EIP for 2012 was based on revenue targets (such portion, the “Revenue Bonus”). For 2012, for each of the Named Executive Officers entitled to participate in the EIP (except Ken Ehrman and Darryl Miller, whose targets are discussed below), the Company’s revenues (the “Revenues”) were required to equal or exceed $43,456,217 (the “Target Amount”) in order for the executives to receive their full Revenue Bonus. If Revenues were equal to at least 90% of the Target Amount (the “ Minimum Amount”), the executive would be entitled to receive 50% of his Revenue Bonus.

In the case of Darryl Miller, Revenue Bonus targets were to be based on the Revenues (as described above) and the sale of such number of units by the Company’s subsidiary, Asset Intelligence (the “AI Units”), equal to at least 18,504 units (the “Target Unit Number”) during 2012, each of which would account for 30% and 70%, respectively, of Mr. Miller’s Revenue Bonus. If the number of AI Units sold were equal to at least 90% of the Target Unit Number (the “Minimum Unit Number”), Mr. Miller would be entitled to receive 50% of that portion of his Revenue Bonus to which the sale of AI Units relates; provided, however, that Mr. Miller would not be entitled to receive any of his Revenue Bonus if at least 8,000 AI Units were not sold. Each component of Mr. Miller’s Revenue Bonus was to be calculated separately and then added together to compute the total Revenue Bonus.

In the case of Ken Ehrman, Revenue Bonus targets were to be based on the Revenues (as described above) and the Company’s total revenues with respect to our Vehicle Management Systems (the “VMS Revenues”) in an aggregate amount equal to at least $26,120,151 (the “Target VMS Revenue Amount”) for 2012, each of which would account for 30% and 70%, respectively, of Mr. Ehrman’s Revenue Bonus. If the VMS Revenues were equal to at least 90% of the Target VMS Revenue Amount (the “Minimum VMS Revenue Amount”), Mr. Ehrman would be entitled to receive 50% of the portion of his Revenue Bonus to which the VMS Revenues relate. Each component of Mr. Ehrman’s Revenue Bonus was to be calculated separately and then added together to compute the total Revenue Bonus.

The percentage of the Revenue Bonus to which the executive would be entitled in the event that Revenues equaled an amount greater than the Minimum Amount but less than the Target Amount (and in the case of Darryl Miller and Ken Ehrman, the number of AI Units and the VMS Revenues, respectively, equaled an amount greater than the Minimum Unit Number and Minimum VMS Revenue Amount, respectively, but less than the Target Unit Number and Target VMS Revenue Amount, respectively) is determined on a straight-line basis between the two amounts based on the percentage of the target achieved. In the event that the Revenues exceed the Target Amount (and in the case of Darryl Miller and Ken Ehrman, the number of AI Units and the VMS Revenues, respectively, exceed the Target Unit Number and Target VMS Revenue Amount, respectively), the executives would be paid based on the actual percentage of the Target Amount (or Target Unit Number or Target VMS Revenue Amount, as applicable) achieved, up to a maximum of 150% of the Target Amount (or Target Unit Number or Target VMS Revenue Amount, as applicable).

Any Revenue Bonuses are payable to the executives after completion of the Company’s audited financial statements for the applicable year. Participants are not entitled to receive an award unless they are employed by the Company at the time the award is payable by the Company.

Based on 2012 revenues of the Company (and the VMS Revenues for 2012, in the case of Ken Ehrman), Jeffrey M. Jagid, Ned Mavrommatis, Kenneth S. Ehrman and Michael L. Ehrman received Revenue Bonuses under the EIP equal to $133,900, $82,503, $82,503 and $64,375, respectively. Since Darryl Miller separated from the Company as of November 27, 2012, Mr. Miller did not receive a Revenue Bonus.

2012 Operating Profit Targets.  Fifty percent of the executive’s bonus under the EIP for 2012 was based on operating profit targets (such portion, the “Operating Profit Bonus”). For these purposes, “operating profit” is defined as operating income (loss) from operations, excluding depreciation and amortization and stock-based compensation expense and was calculated after all bonus expenses. For 2012, for each of the Named Executive Officers, the Company’s operating profit was required to be no greater than a loss of $1,326,982 (the “Minimum Operating Profit ”) in order for the executives to receive 50% of their Operating Profit Bonus, and the executives would not receive any portion of their Operating Profit Bonus if the Minimum Operating Profit was not achieved. If operating profit equaled a profit of no less than $876,143 (the “Plan Operating Profit”), the executive potentially would be entitled to receive 100% of his Operating Profit Bonus, and if operating profit equaled $3,079,268 or more (the “Maximum Operating Profit”), the executive potentially would be entitled to receive 150% of his Operating Profit Bonus.

The percentage of the Operating Profit Bonus to which the executive would be entitled in the event that actual operating profit was equal to a loss of less than the Minimum Operating Profit but a profit of no greater than the Plan Operating Profit, or in the event that actual operating profit was equal to a profit of greater than the Plan Operating Profit but less than the Maximum Operating Profit, is determined on a straight-line basis between the two applicable amounts based on the percentage of the operating profit target achieved.

Any Operating Profit Bonuses are payable to the executives after completion of the Company’s audited financial statements for the applicable year. Participants are not entitled to receive an award unless they are employed by the Company at the time the award is payable by the Company.

Based on the Company’s actual operating profit for 2012, Jeffrey M. Jagid, Ned Mavrommatis, Kenneth S. Ehrman, Michael L. Ehrman received Operating Profit Bonuses under the EIP equal to $88,400,

$54,468, $54,468 and $42,500, respectively. Since Darryl Miller separated from the Company as of November 27, 2012, Mr. Miller did not receive an Operating Profit Bonus.

Brett Kilpatrick’s Cash Incentive Bonus Arrangement

Our cash incentive bonus arrangement with Brett Kilpatrick, our Executive Vice President of Worldwide Sales, is intended to reward Mr. Kilpatrick for the achievement of quarterly and annual financial objectives with competitive financial incentives, and provide a systemic plan for establishing definitive performance goals for him. For 2012, the Company’s performance goals for Mr. Kilpatrick were based on the Company’s revenue growth and sales of AI Units, and Mr. Kilpatrick was eligible for awards of cash bonus compensation based on the Company’s quarterly and annual results in these areas. For 2012, Mr. Kilpatrick was eligible to receive cash bonus compensation of up to $100,000 if certain revenue growth goals were met (the “Kilpatrick Revenue Bonus”) and up to $100,000 if certain AI Unit sales goals were met (the “Kilpatrick Unit Sales Bonus”), as discussed below.

Fifty percent of the Kilpatrick Revenue Bonus for 2012 was based on quarterly revenue targets (the “Quarterly Revenue Bonus”) and fifty percent of the Kilpatrick Revenue Bonus for 2012 was based on annual revenue targets (the “Annual Revenue Bonus”). For each quarter during 2012, the Company’s revenues (excluding car rental revenues) were required to equal or exceed amounts ranging from $8,310,793 to $10,180,604 (the “Revenue Quarterly Target Amounts”) in order for Mr. Kilpatrick to receive the full amount of the Quarterly Revenue Bonus for such quarter, or $12,500. For 2012, the Company’s revenues (excluding car rental revenues) were required to equal or exceed $37,456,217 (the “Annual Revenue Target Amount”) in order for Mr. Kilpatrick to receive the full Annual Revenue Bonus, or $50,000. After the end of each quarter during 2012 and after the end of 2012, if the Company’s quarterly revenues were equal to at least 90% of the applicable Revenue Quarterly Target Amount (the “Quarterly Revenue Minimum Amount”) and if the Company’s annual revenues were equal to at least 90% of the Annual Revenue Target Amount (the “Annual Revenue Minimum Amount”), respectively, Mr. Kilpatrick would be entitled to receive 50% of the Quarterly Revenue Bonus for such quarter (except that that no bonus would be payable unless the gross margin for such quarter was at least 45%) and would be entitled to receive 50% of the Annual Revenue Bonus, respectively. The percentage of each Quarterly Revenue Bonus or Annual Revenue Bonus to which Mr. Kilpatrick would be entitled in the event that the Company’s revenues equaled an amount greater than the applicable Quarterly Revenue Minimum Amount or Annual Revenue Minimum Amount, respectively, but less than the applicable Quarterly Revenue Target Amount or Annual Revenue Target Amount, respectively, is determined on a straight-line basis between the two amounts based on the percentage of the target achieved.

Fifty percent of the Kilpatrick Unit Sales Bonus for 2012 was based on the number of AI units sold during each quarter (the “Quarterly Unit Sales Bonus”) and fifty percent of the Kilpatrick Unit Sales Bonus for 2012 was based on the number of AI Units sold during such year (the “Annual Unit Sales Bonus”). For each quarter during 2012, a minimum number of AI Units ranging from 2,005 to 6,230 was required to be sold (the “Quarterly Unit Sales Target Amounts”) in order for Mr. Kilpatrick to receive the full Quarterly Unit Sales Bonus for such quarter, or $12,500. For 2012, a minimum of 18,504 AI Units was required to be sold (the “Annual Unit Sales Target Amount”) in order for Mr. Kilpatrick to receive the full Annual Sales Unit Bonus, or $50,000. After the end of each quarter during 2012 and after the end of 2012, if the number of AI Units sold during such quarter were equal to at least 80% of the applicable Quarterly Unit Sales Target Amount (the “Quarterly Unit Sales Minimum Amount”) and the number of AI Units sold during 2012 were equal to at least 80% of the Annual Unit Sales Target Amount (the “Annual Unit Sales Minimum Amount”), respectively, Mr. Kilpatrick would be entitled to receive 50% of the Quarterly Unit Sales Bonus for such quarter (except that no bonus would be paid unless the gross margin for such quarter was at least 45%) and would be entitled to receive 50% of the Annual Unit Sales Bonus (except that Mr. Kilpatrick would not be entitled to receive such bonus unless at least 8,000 AI Units were sold), respectively. The percentage of each Quarterly Sales Unit Bonus or Annual Sales Unit Bonus to which Mr. Kilpatrick would be entitled in the event that the number of AI Units sold equaled an amount greater than the applicable Quarterly Unit Sales Minimum Amount or Annual Unit Sales Minimum Amount, respectively, but less than the applicable Quarterly Unit Sales Target Amount or Annual Unit Sales Target Amount, respectively, is determined on a straight-line basis between the two amounts based on the percentage of the target achieved.

Mr. Kilpatrick would not be entitled to receive an award unless he is employed by the Company at the time the award is payable by the Company. Based on the Company’s revenues and AI Unit sales for 2012, Mr. Kilpatrick received Kilpatrick Revenue Bonuses and Kilpatrick Unit Sales Revenues in the aggregate amount of $113,891, consisting of Quarterly Revenue Bonuses in the aggregate amount of $31,736, an Annual Revenue Bonus in the amount of $44,655, Quarterly Unit Sales Bonuses in the aggregate amount of $37,500, and an Annual Unit Sales Bonus in the amount of $0.

Long-Term Incentive Plan.

We believe that stock options and restricted stock awards are an important long-term incentive for our executive officers and employees and that our stock option and restricted stock award program has been effective in aligning officer and employee interests with those of our stockholders. We review our equity compensation plans annually. Employees are eligible for annual stock option and restricted stock award grants based on targeted levels. These options and grants are intended to produce value for each executive officer if (i) our stockholders derive significant sustained value and (ii) the executive officer remains employed with us.

Historically, the Company did not have any program, plan or obligation under which it was required to grant equity compensation to any executive officer on specified dates or upon the achievement of certain performance goals. The authority to make equity grants to executive officers rests with the Compensation Committee, although, as noted, the Compensation Committee does consider the recommendations of our Chairman and Chief Executive Officer in setting the compensation of our other executive officers. For each year beginning with the year ended December 31, 2009, the Compensation Committee has adopted a long-term incentive plan for our Named Executive Officers, pursuant to which our Named Executive Officers may be entitled to earn equity grants upon the achievement of certain price targets relating to the Company’s common stock.

For the year ended December 31, 2012, the Compensation Committee adopted a Long-Term Incentive Plan (the “2012 LTIP”) for the Named Executive Officers. Under the 2012 LTIP, the Named Executive Officers will be entitled to earn equity grants and/or cash bonuses upon the achievement of certain price targets relating to the Company’s common stock.

The dollar value of the awards granted to each of the Named Executive Officers is set forth in the table below.

Named Executive Officer	Dollar Value of 2012 LTIP Award
Jeffrey M. Jagid	$250,000
Ned Mavrommatis	$150,000
Kenneth S. Ehrman	$150,000
Michael L. Ehrman	$125,000
Brett Kilpatrick	$125,000
Darryl Miller(1)	$150,000

(1)	Daryl Miller separated from the Company as of November 27, 2012.

For all Named Executive Officers, the grant value is then divided among performance share awards, stock options and restricted stock awards. The total 2012 LTIP award granted to each executive is broken out into the following three categories:

•	Performance Shares (25%);
•	Shares of Restricted Stock (25%); and
•	Stock Options (50%).

The actual amount of each component awarded to each Named Executive Officer in 2012 is set forth in the table below.

Named Executive Officer	Total 2011 LTIP Value	Performance Shares (#)	Restricted Shares (#)	Stock Options (#)
Jeffrey M. Jagid	$250,000	10,624	10,624	67,568
Ned Mavrommatis	$150,000	6,374	6,374	40,541
Kenneth S. Ehrman	$150,000	6,374	6,374	40,541
Michael L. Ehrman	$125,000	5,312	5,312	33,784
Brett Kilpatrick	$125,000	5,312	5,312	33,784
Darryl Miller(1)	$150,000	6,374	6,374	40,541

(1)	Daryl Miller separated from the Company as of November 27, 2012.

With respect to the performance shares and restricted share awards, the number of shares issuable is calculated based on the average of the reported closing price per share of the stock on the Nasdaq Global Market for the twenty (20) consecutive trading days beginning after the Company’s announcement of its annual earnings for 2011. With respect to stock option awards, the number of shares underlying the options granted to each executive is determined by dividing the LTIP grant value of the options by the value of a stock option on the date of grant (which was March 29, 2012). The exercise price of the stock options is the closing price per share of the stock on the Nasdaq Global Market on the date of grant.

Stock option awards and restricted stock awards vest over time, whereby, in each case, 100% percent of the award will vest three years from the date of grant. Awards of performance shares, on the other hand, only vest upon the achievement of certain targets relating to the price of the Company’s common stock at the end of a three-year measurement period. A pro-rated portion of the performance shares may be earned (but not issued) annually if the stock price targets are reached at the end of each annual measurement period, based on a trailing 20-trading-day average. The annual measurement period is based on the 20-trading-day average of the Company’s closing stock price on the Nasdaq Global Market following the Company’s announcement of its annual earnings. Each annual measurement period will run from announcement of annual financial results to announcement of financial results for the following year.

The final determination of the performance share awards will be based on the achievement of the following price targets at the end of the three-year period:

Stock Price Per Share	Percentage of Performance Shares Earned
Below $9.00	No performance shares are earned.
$9.00	50% of performance shares is earned.
$11.00	100% of performance shares is earned.

The actual percentage of the performance-based cash award that is earned will be based on the actual stock price that is achieved on a straight-line basis between $9.00 and $11.00.

The number of performance shares, stock options and restricted shares granted to and held by our Named Executive Officers are set forth in the “Summary Compensation Table” and the “Grants of Plan-Based Awards” table below.

Severance and Change-in-Control Benefits.  Except for the severance and change-in-control benefits described below under the captions “Severance Arrangements” and “Potential Payments Upon Termination or Change in Control,” we do not provide to any of our executive officers any severance or change in control benefits in the event of termination or retirement, whether following a change in control or otherwise.

Benefits.  The executive officers participate in all of our employee benefit plans, such as medical and 401(k) plan, on the same basis as our other employees, except that we pay 100% of the premiums for health and dental insurance of our executive officers and 75% of the premiums for health and dental insurance of our other employees.

Perquisites.  Our Chief Executive Officer and our other Named Executive Officers receive an allowance for automobile and related expenses, which amounts are reflected under column titled “All Other Compensation” in the Summary Compensation Table. Our use of perquisites as an element of compensation is very limited. We do not view perquisites as a significant element of our comprehensive compensation structure.

Peer Group

In making decisions regarding the compensation of our executive officers, the Compensation Committee generally considers compensation and survey data for similarly situated executives at a comparison group of companies it considers our peer group. These comparison data are primarily used to gauge the reasonableness and competitiveness of executive compensation decisions. The Compensation Committee utilized as a reference for determining competitive total compensation packages for our Named Executive Officers for 2012, our peer group of companies that were identified by CRI, but does not benchmark compensation for the Named Executive Officers against the peer group. This peer group of companies was determined by CRI based on revenue, organizational profile and geographic location.

We believe that the compensation practices of our industry, in general, and of our select peer group, in particular, provide useful information to help us establish compensation practices that allow us to attract, retain, and motivate a highly talented executive team. We review the levels of cash, equity, and total compensation for comparable executives in our peer group relative to the elements of compensation paid to our executives. In considering how these data relate to our existing compensation structure, we take into account our size, performance, and geographic location as compared to these peer companies, as well as what we know about the comparable scope of responsibilities of our executives versus those of comparable executives at such peer group companies.

Our peer group, as identified by CRI, consisted of the following companies:

ANADIGICS Inc.	NVE Corporation
CalAmp Corp.	ORBCOMM Inc.
Chyron Corporation	Orbit International Corp.
Identive Group Inc. (formerly SCM Microsystems, Inc.)	Par Techonology Corp. RELM Wireless Corporation
LoJack Corporation	Telular Corp.
Memsic, Inc.	Vasco Data Sec. Int’l Inc.
Numerex Corp.	XATA Corporation

Regulatory Considerations

We account for the equity compensation expense for our employees under the rules of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 (“ASC 718”), which requires us to estimate and record an expense for each award of equity compensation over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued.

Employment Agreements

The Company has not entered into employment agreements with any of its executive officers. All executive officers serve at the discretion of the Board, with no fixed term of employment.

Severance Agreements

On September 22, 2009, the Company entered into severance agreements with each of Jeffrey M. Jagid, the Company’s Chief Executive Officer, Kenneth S. Ehrman, the Company’s President, Ned Mavrommatis, the Company’s Chief Financial Officer, Treasurer and Corporate Secretary, and Michael L. Ehrman, the Company’s Chief Technology Officer, and on December 14, 2010, the Company entered into a severance agreement with Darryl Miller, the Company’s Chief Operating Officer (such agreements, collectively, the “Severance Agreements,” and each, a “Severance Agreement”). Jeffrey M. Jagid, Kenneth S. Ehrman, Ned Mavrommatis, Michael L. Ehrman and Darryl Miller are sometimes collectively referred to in this section as the “Executives” and each, an “Executive.” The Severance Agreements were previously approved by the Compensation Committee of the Board and presented to the full Board.

Except as described below, each of the Severance Agreements is substantially identical in form. The Severance Agreements provide each Executive with certain severance and change in control benefits upon the occurrence of a “Trigger Event” (as defined in the Severance Agreements). Under the Severance Agreements, a Trigger Event will have occurred if (i) the Company terminates the Executive without Cause or (ii) the Executive resigns for Good Reason within six months following a Change in Control Event (provided, however, that the termination of the Executive’s employment due to his death or Disability will in no event be considered a Trigger Event).

Within 45 days after the occurrence of a Trigger Event (or such shorter period as may be required under the terms of a general release agreement (“Release”) to be entered into by the Executive in order to obtain benefits under the Severance Agreement, a form of which is attached to the Severance Agreement), the Executive must execute and deliver the Release to the Company. Upon the earlier of the expiration of any applicable revocation period required for the Release to be effective with respect to age discrimination claims and the date on which it is otherwise permitted to be effective and irrevocable under applicable law, the Executive will be entitled to the following: (i) a cash payment at the rate of the Executive’s annual base salary as in effect immediately prior to the Trigger Event for a period of 18 months in the case of Mr. Jagid and 12 months in the case of the other Executives (such period, as applicable, the “Severance Period”), made as a series of payments that are payable in accordance with the Company’s standard payroll practices; (ii) a waiver of any remaining portion of the Executive’s healthcare continuation payments under COBRA for the Severance Period, provided that the Executive timely elects COBRA coverage and continues to make contributions for such coverage equal to his contribution amount in effect immediately preceding the date of his termination of employment; (iii) partial accelerated vesting of the Executive’s previously granted stock options and restricted stock awards, such that (to the extent not already then vested) a portion of these awards shall vest and/or become exercisable, in each case on a pro-rated basis that takes into account the number of months elapsed since the date of grant as compared to the scheduled vesting date (provided that the terms of the Company’s 2007 Equity Compensation Plan will continue to govern acceleration of vesting in the event of a “Change of Control” as defined therein); and (iv) except in the case of Mr. Miller, an award of “Performance Shares” under the Restricted Stock Unit Award Agreement previously entered into between the Company and the Executive, in an amount and to the extent of the sum of the “Interim Shares” determined (and defined) in accordance with Exhibit A to that agreement.

As a condition to the Company’s obligations under the Severance Agreements, each Executive is required to execute and deliver to the Company a restrictive covenants agreement, a form of which is attached to the Severance Agreements, containing covenants regarding confidentiality, assignment of inventions, non-competition and non-solicitation. These restrictive covenants will remain in effect during the Severance Period.

Compensation Tables

The following table, which should be read in conjunction with the explanations provided above, sets forth summary compensation information for the year ended December 31, 2012 for (i) the Company’s Chief Executive Officer, (ii) the Company’s Chief Financial Officer, (iii) each of the Company’s three most highly compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer who were serving as executive officers of the Company as of December 31, 2012 and (iv) one individual who would have been one of the three most highly compensation executive officers other than the Chief Executive Officer and the Chief Financial Officer but for the fact that such individual was not serving as an executive officer of the Company as of December 31, 2012. These persons are sometimes referred to elsewhere in this Proxy Statement as our “Named Executive Officers.”

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)	Non-equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Jeffrey M. Jagid, Chairman and Chief Executive Officer	2012	325,000	70,082	125,000	222,300	30,150	772,532
	2011	312,000	60,820	50,671	214,656	33,000	671,147
	2010	312,000	112,106	91,687	78,000	26,981	620,774
Ned Mavrommatis, Chief Financial Officer, Treasurer and Corporate Secretary	2012	267,000	42,047	75,000	136,971	28,401	549,419
	2011	255,000	36,491	30,403	131,580	24,000	477,474
	2010	255,000	62,281	50,938	41,437	18,501	428,157
Kenneth S. Ehrman, President	2012	267,000	42,047	75,000	136,971	32,004	553,022
	2011	255,000	36,491	30,403	131,580	24,000	477,474
	2010	255,000	62,281	50,938	41,437	28,803	437,739
Michael L. Ehrman, Chief Technology Officer	2012	250,000	35,041	62,500	106,875	21,727	476,143
	2011	240,000	30,412	25,335	103,200	20,400	419,347
	2010	240,000	62,281	50,938	30,000	19,162	402,831
Brett Kilpatrick, Executive Vice President of Worldwide Sales(5)	2012	250,000	35,041	62,500	113,891	—	461,432
	2011	243,750	—	—	95,368	—	339,118
	2010	56,250	60,176	29,050	50,000	—	195,476
Darryl Miller, Chief Operating Officer(6)	2012	244,558	42,047	75,000	—	—	361,605
	2011	270,000	36,491	30,403	99,792	—	436,686
	2010	261,202	76,494	50,938	105,975	—	494,609

(1)	Restricted stock, performance shares and option awards include the aggregate grant date fair value of such awards granted in the fiscal year indicated computed in accordance with ASC 718. For a discussion of the assumptions we made in valuing the stock and option awards, see “Note 2(R) — Summary of Significant Accounting Policies — Stock-based compensation” and “Note 13 — Stock-Based Compensation” in the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.
(2)	The value of the performance share awards granted in 2012 to each of Jeffrey Jagid, Ned Mavrommatis, Kenneth Ehrman, Michael Ehrman, Brett Kilpatrick and Darryl Miller, at the date of grant, assuming the highest level of performance conditions will be achieved, are $63,000, $37,798, $37,798, $31,500, $31,500 and $37,798, respectively. The value of the performance share awards granted in 2010 to Brett Kilpatrick, at the date of grant, assuming the highest level of performance conditions will be achieved, is $197,000.
(3)	The dollar amount shown under the heading “Non-Equity Incentive Plan Compensation” for each Named Executive Officer, other than Brett Kilpatrick, represents bonus earned for such fiscal year (although paid in the following fiscal year) pursuant to the Executive Incentive Plan and for Brett Kilpatrick, represents bonus earned under his cash bonus compensation arrangements.
(4)	The dollar amounts shown under the heading “All other compensation” represent the incremental cost of all perquisites and other personal benefits to our named executive officers, for automobile allowance and related expenses.
(5)	Brett Kilpatrick has served as our Executive Vice President of Worldwide Sales since March 30, 2012. Mr. Kilpatrick has been employed with us since October, 2010, and thus the amount of his 2010 base salary reported in the Summary Compensation Table reflects the pro-rata portion of his annual base salary of $225,000 for such year. Mr. Kilpatrick’s base salary was increased from $225,000 to $250,000 on April 15, 2011.

(6)	Daryl Miller separated from the Company as of November 27, 2012 and thus the amount of his 2012 base salary reported in the Summary Compensation Table reflects the pro-rata portion of his annual base salary of $270,000 for such year. Mr. Miller’s employment with the Company commenced in January, 2010, and thus the amount of his 2010 base salary reported in the Summary Compensation Table reflects the pro-rata portion of his annual base salary of $270,000 for such year.

Grants of Plan-Based Awards

The following table provides certain information with respect to restricted stock awards and options granted to our Named Executive Officers during the fiscal year ended December 31, 2012.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Jeffrey M. Jagid	2/13/2012	65,000	260,000	390,000	—	—	—	—	—	—	—
	3/29/2012	—	—	—	5,312	10,624	10,624	—	—	—	7,082
	3/29/2012	—	—	—	—	—	—	10,624	—	—	63,000
	3/29/2012	—	—	—	—	—	—	—	67,568	5.93	125,000
Ned Mavrommatis	2/13/2012	40,050	160,200	240,300	—	—	—	—	—	—	—
	3/29/2012	—	—	—	3,187	6,374	6,374	—	—	—	4,249
	3/29/2012	—	—	—	—	—	—	6,374	—	—	37,798
	3/29/2012	—	—	—	—	—	—	—	40,541	5.93	75,000
Kenneth S. Ehrman	2/13/2012	40,050	160,200	240,300	—	—	—	—	—	—	—
	3/29/2012	—	—	—	3,187	6,374	6,374	—	—	—	4,249
	3/29/2012	—	—	—	—	—	—	6,374	—	—	37,798
	3/29/2012	—	—	—	—	—	—	—	40,541	5.93	75,000
Michael L. Ehrman	2/13/2012	31,250	125,000	187,500	—	—	—	—	—	—	—
	3/29/2012	—	—	—	2,656	5,312	5,312	—	—	—	3,541
	3/29/2012	—	—	—	—	—	—	5,312	—	—	31,500
	3/29/2012	—	—	—	—	—	—	—	33,784	5.93	62,500
Brett Kilpatrick(6)	2/13/2012	12,500	200,000	200,000	—	—	—	—	—	—	—
	3/29/2012	—	—	—	2,656	5,312	5,312	—	—	—	3,541
	3/29/2012	—	—	—	—	—	—	5,312	—	—	31,500
	3/29/2012	—	—	—	—	—	—	—	33,784	5.93	62,500
Darryl Miller(7)	2/13/2012	40,500	162,000	243,000	—	—	—	—	—	—	—
	3/29/2012	—	—	—	3,187	6,374	6,374	—	—	—	4,249
	3/29/2012	—	—	—	—	—	—	6,374	—	—	37,798
	3/29/2012	—	—	—	—	—	—	—	40,541	5.93	75,000

(1)	The information under “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” with respect to each of the Named Executive Officers other than Brett Kilpatrick relates to cash bonuses for the fiscal year ended December 31, 2012, payable to such Named Executive Officers based on the achievement of annual revenue goals and “operating profit” (which for these purposes is defined as operating income (loss) from operations, excluding depreciation and amortization and stock-based compensation) goals for 2012 pursuant to our Executive Incentive Plan. The information under “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” with respect to Brett Kilpatrick relates to cash bonuses for the fiscal year ended December 31, 2012 payable to Mr. Kilpatrick based on the achievement of quarterly and annual revenue goals and unit sales goals for 2012 pursuant to his cash incentive bonus arrangement.

(2)	The information under “Estimated Future Payouts Under Equity Incentive Plan Awards” relates to performance shares issued under the 2007 Equity Compensation Plan in accordance with our 2012 LTIP. With respect to each Named Executive Officer, the threshold, target and maximum numbers represent numbers of shares of our common stock payable under performance share awards based on the achievement of stock price targets.
(3)	The information under “All Other Stock Awards: Number of Shares of Stock of Units” relates to restricted shares issued under our 2007 Equity Compensation Plan in conjunction with our 2012 LTIP. One hundred percent (100%) of the restricted shares vest on the third annual anniversary date of the date of grant, provided that the awardee is an employee of the Company on such anniversary.
(4)	The information under “All Other Option Awards: Number of Securities Underlying Options” relates to options to purchase shares of our common stock issued under the Company’s 2007 Equity Compensation Plan in conjunction with our 2012 LTIP.
(5)	This amount is calculated based on $5.93 per share, the closing price of our common stock, as reported on the NASDAQ Global Market on March 29, 2012.
(6)	Brett Kilpatrick was named our Executive Vice President of Worldwide Sales as of March 30, 2012.
(7)	Daryl Miller separated from the Company as of November 27, 2012.

Stock Option Exercises and Vesting of Restricted Stock Awards

The following table provides certain information with respect to options that were exercised and shares of restricted stock that vested for each of our Named Executive Officers during the fiscal year ended December 31, 2012.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Jeffrey M. Jagid	—	—	31,780	139,196
Ned Mavrommatis	—	—	17,655	77,329
Kenneth S. Ehrman	—	—	17,655	77,329
Michael L. Ehrman	—	—	17,655	77,329
Brett Kilpatrick(2)	—	—	6,250	36,625
Darryl Miller(3)	—	—	—	—

(1)	Represents the aggregate dollar value of the shares on the vesting date.
(2)	Brett Kilpatrick was named our Executive Vice President of Worldwide Sales as of March 30, 2012.
(3)	Daryl Miller separated from the Company as of November 27, 2012.

There were no stock option exercises by any of our Named Executive Officers during the fiscal year ended December 31, 2012.

Outstanding Equity Awards at Fiscal Year End

The following table provides certain information concerning outstanding equity awards held by each of our Named Executive Officers at December 31, 2012.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Jeffrey M. Jagid	80,000	—	6.65	2/6/2014	(4)	39,474	229,739	5,312	30,916
	60,000	—	11.35	3/3/2015	(4)	13,367	77,796	—	—
	16,000	4,000	7.41	2/27/2018	(4)	10,624	61,832	—	—
	54,878	—	3.54	6/29/2019	(5)	—	—	—	—
	—	80,357	2.84	2/5/2020	(5)	—	—	—	—
	—	28,435	4.55	3/30/2021	(5)	—	—	—	—
	—	67,568	5.93	3/29/2022	(5)	—	—	—	—
Ned Mavrommatis	55,000	—	6.65	2/6/2014	(4)	21,930	127,633	3,187	18,549
	49,000	—	11.35	3/3/2015	(4)	8,020	46,676	—	—
	12,800	3,200	7.41	2/27/2018	(4)	6,374	37,097	—	—
	30,488	—	3.54	6/29/2019	(5)	—	—	—	—
	—	44,643	2.84	2/5/2020	(5)	—	—	—	—
	—	17,061	4.55	3/30/2021	(5)	—	—	—	—
	—	40,541	5.93	3/29/2022	(5)	—	—	—	—
Kenneth S. Ehrman	70,000	—	6.65	2/6/2014	(4)	21,930	127,633	3,187	18,549
	51,000	—	11.35	3/3/2015	(4)	8,020	46,676	—	—
	12,800	3,200	7.41	2/27/2018	(4)	6,374	37,097	—	—
	30,488	—	3.54	6/29/2019	(5)	—	—	—	—
	—	44,643	2.84	2/5/2020	(5)	—	—	—	—
	—	17,061	4.55	3/30/2021	(5)	—	—	—	—
	—	40,541	5.93	3/29/2022	(5)	—	—	—	—
Michael L. Ehrman	55,000	—	6.65	2/6/2014	(4)	21,930	127,633	2,656	15,458
	57,000	—	11.35	3/3/2015	(4)	6,684	38,901	—	—
	12,800	3,200	7.41	2/27/2018	(4)	5,312	30,916	—	—
	30,488	—	3.54	6/29/2019	(5)	—	—	—	—
	—	44,643	2.84	2/5/2020	(5)	—	—	—	—
	—	14,217	4.55	3/30/2021	(5)	—	—	—	—
	—	33,784	5.93	3/29/2022	(5)	—	—	—	—
Brett Kilpatrick(6)	17,500	17,500	1.97	10/01/2020	(7)	12,500	72,750	25,000	145,500
	—	33,784	5.93	3/29/2022	(5)	5,312	30,916	2,656	15,458
Darryl Miller(8)	—	—	—	—		—	—	—	—
	—	—	—	—		—	—	—	—
	—	—	—	—		—	—	—	—

(1)	These amounts under “Number of Shares or Units of Stock That Have Not Vested” represent the number of restricted shares issued under the Company’s 2007 Equity Compensation Plan in conjunction with our

LTIP. One hundred percent (100%) of the restricted shares vest on the third annual anniversary date of the date of grant, provided that the awardee is an employee of the Company on such anniversary.
(2)	The amounts under “Market Value of Shares or Units of Stock That Have Not Vested” and “Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested” are calculated based on $5.82 per share, the closing price per share of our common stock, as reported on the NASDAQ Global Market, on December 31, 2012.
(3)	The information under “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” relates to performance shares issued under the Company’s 2007 Equity Compensation Plan. The amount with respect to each Named Executive Officer represents the “threshold” numbers of shares of our common stock payable under restricted stock units based upon the achievement of stock price targets. For additional information, see the section of this Proxy Statement entitled “Executive Compensation — Compensation Discussion and Analysis.”
(4)	These option awards vest over a five-year period, such that twenty percent (20%) of the award vests each year on the anniversary of the grant date, provided that the holder is employed by the Company on such date.
(5)	One hundred percent (100%) of these option awards vest on the third anniversary of the grant date, provided that the holder is employed by the Company on such date.
(6)	Brett Kilpatrick was named our Executive Vice President of Worldwide Sales as of March 30, 2012.
(7)	These option awards vest over a four-year period, such that twenty percent (25%) of the award vests each year on the anniversary of the grant date, provided that the holder is employed by the Company on such date.
(8)	Daryl Miller separated from the Company as of November 27, 2012.

Potential Payments Upon Termination or Change in Control

Potential Payments Upon Termination or Change in Control under Severance Arrangements

As described above under the caption “Severance Arrangements,” the Company has entered into severance agreements with certain of its Named Executive Officers. These severance agreements provide for severance payments or other compensation upon the termination of the Named Executive Officer’s employment or a change in control with respect to the Company.

Potential Payments Upon Termination or Change in Control under Equity Compensation Plans

Our 1999 Stock Option Plan provides that all outstanding stock options, including stock options held by our executive officers, will become immediately exercisable, and the restrictions with respect to outstanding restricted shares will lapse, upon the occurrence of a “change in control event.” For this purpose, a “change in control event” will be deemed to occur if any of the following events occur: (i) the consummation of any merger of our Company with any other company unless the combined voting power of our voting securities outstanding immediately prior thereto continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 70% of the combined voting power of the voting securities of our Company or such surviving entity outstanding immediately after such merger or consolidation; (ii) the consummation of any sale or other disposition of all or substantially all of our assets; (iii) approval by our stockholders of a plan of liquidation of our Company; (iv) any action pursuant to which any person or group (as defined in Sections 3(a)(9) and 13(d) of the Exchange Act) will become the beneficial owner of 20% or more of our outstanding voting securities; or (v) the individuals who were members of our Board on May 14, 1999 (the date on which our 1999 Stock Option Plan was initially adopted by the Board), including any individuals who became or become directors after that date and whose election or nomination for election was approved by at least two-thirds of the directors of our Board, cease to constitute a majority of the members of our Board.

Our 2007 Equity Compensation Plan provides that, in the event of a consolidation or merger in which, after completion of any such transaction, our prior stockholders own less than 50% of the voting shares of the continuing or surviving entity, or in the event of the sale or transfer of substantially all of our assets, all outstanding options will become exercisable and all restrictions and/or forfeitures with respect to restricted stock awards and restricted stock units will lapse.

Estimated Payments Upon Termination or Change in Control

The following table shows potential payments to the Company’s Named Executive Officers under existing severance agreements, plans or arrangements in connection with a termination of employment or change in control with respect to the Company. The following table assumes a December 31, 2012 termination or change in control date, and uses the closing price of the Company’s common stock on the NASDAQ Global Market on December 31, 2012 ($5.82). The disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officers. These actual amounts would only be known at the time the Named Executive Officers become eligible for payment and would only be payable upon the termination of employment or change in control.

Name	Benefit	Non Change-in- Control Termination (Without Cause or for Good Reason) ($)		Change-in- Control Termination (Without Cause or for Good Reason) ($)		Change-in- Control Only ($)
Jeffrey M. Jagid	Severance Pay	487,500		487,500		—
	Exercise of Vested Stock Options Upon Termination	247,226	(1)	275,576	(2)	275,576	(2)
	Realization of Restricted Stock Awards Upon Termination	277,814		369,366		369,366
	Realization of Performance Share Awards Upon Termination	—	(3)	—	(4)	—	(4)
	Benefit Continuation	35,272		35,272		—
Ned Mavrommatis	Severance Pay	267,000		267,000		—
	Exercise of Vested Stock Options Upon Termination	138,285	(1)	154,704	(2)	154,704	(2)
	Realization of Restricted Stock Awards Upon Termination	170,010		211,406		211,406
	Realization of Performance Share Awards Upon Termination	—	(3)	—	(4)	—	(4)
	Benefit Continuation	23,514		23,514		—
Kenneth S. Ehrman	Severance Pay	267,000		267,000		—
	Exercise of Vested Stock Options Upon Termination	138,285	(1)	154,704	(2)	154,704	(2)
	Realization of Restricted Stock Awards Upon Termination	170,010		211,406		211,406
	Realization of Performance Share Awards Upon Termination	—	(3)	—	(4)	—	(4)
	Benefit Continuation	23,514		23,514		—
Michael L. Ehrman	Severance Pay	250,000		250,000		—
	Exercise of Vested Stock Options Upon Termination	136,178	(1)	151,092	(2)	151,092	(2)
	Realization of Restricted Stock Awards Upon Termination	150,963		197,449		197,449
	Realization of Performance Share Awards Upon Termination	—	(3)	—	(4)	—	(4)
	Benefit Continuation	23,514		23,514		—

Name	Benefit	Non Change-in- Control Termination (Without Cause or for Good Reason) ($)	Change-in- Control Termination (Without Cause or for Good Reason) ($)		Change-in- Control Only ($)
Brett Kilpatrick	Severance Pay	—	—		—
	Exercise of Vested Stock Options Upon Termination	—	134,750	(2)	134,750	(2)
	Realization of Restricted Stock Awards Upon Termination	—	103,666		103,666
	Realization of Performance Share Awards Upon Termination	—	—		—
	Benefit Continuation	—	—		—

(1)	Pursuant to the option award agreements entered into between the Company and each Named Executive Officer, options that have vested as of the date of termination of employment generally are exercisable for a period of 90 days following the date of termination (or 365 days, in the case of termination of employment resulting from death or disability). Moreover, the terms of the severance agreements entered into between the Company and each of the Named Executive Officers generally provide for accelerated vesting of a portion of the unvested options held by the individual in the event of termination of his employment for either of the following reasons (each, a “Trigger Event”): (i) the termination of the executive’s employment by the Company without “cause” (as defined in the severance agreements), or (ii) the executive’s resignation for “good reason” within six months following a “change in control event” (as each such term is defined in the severance agreements). Thus, the amounts reported in the table assume the exercise of any such stock options held by the Named Executive Officers at December 31, 2012 that were in-the-money as of such date.
(2)	Our equity compensation plans provide that all outstanding options will become exercisable upon a change in control (as defined in the applicable plan). Thus, the amounts reported in the table assume the exercise of any such stock options held by the Named Executive Officers at December 31, 2012 that were in-the-money as of such date.
(3)	Pursuant to the severance agreements entered into between the Company and each of our Named Executive Officers (other than Brett Kilpatrick), upon the occurrence of a Trigger Event, performance shares granted under restricted stock unit award agreements entered into by the Company and such executive will be awarded in an amount and to the extent of the sum of any “interim shares” that may have been earned but not issued upon the achievement of certain performance targets as of the end of any fiscal year within the three-year performance period. However, as these performance targets had not been met as of December 31, 2012, no portion of the performance shares would be issuable to any of the executives as of such date.
(4)	Under the LTIP and related restricted stock unit award agreements entered into between the Company and each Named Executive Officer, upon the occurrence of a change in control (as defined in the Company’s 2007 Equity Compensation Plan), performance shares granted under restricted stock unit award agreements entered into by the Company and each Named Executive Officer will be awarded in an amount and to the extent of the sum of any “interim shares” that may have been earned but not issued upon the achievement of certain performance targets as of the end of any fiscal year within the three-year performance period. However, as these performance targets had not been met as of December 31, 2012, no portion of the performance shares would be issuable to any of the Named Executive Officers as of such date.

Compensation Committee Interlocks and Insider Participation

As described above under “Corporate Governance and Board Matters,” the members of the Compensation Committee are Lawrence S. Burstein, Harold D. Copperman and Michael P. Monaco. No member of the Compensation Committee is or has been an executive officer of our Company or had any relationships requiring disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee during the fiscal year ended December 31, 2012.

Risk Considerations

We do not believe that our compensation practices and policies for our employees, including our executive officers, create risks or are likely to create risks that are reasonably likely to have a material adverse effect on us or our results of operations or financial condition.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of shares of our common stock as of April 25, 2013, by:

•	each stockholder known by us to own beneficially more than 5% of our outstanding common stock;
•	each of our executive officers named in the “Summary Compensation Table” in this Proxy Statement (these executive officers are sometimes referred to herein as the “Named Executive Officers”);
•	each of our current directors;
•	each of the nominees for election as a director at the Annual Meeting; and
•	all of our directors and executive officers as a group.

To our knowledge, except as set forth in the footnotes to the table and subject to applicable community property laws, each person or entity named in the table has sole voting and disposition power with respect to the shares set forth opposite such person’s or entity’s name. The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has the sole or shared voting power or investment power and any shares that the individual has the right to acquire within 60 days of April 25, 2013, through the exercise of stock options, warrants or other convertible securities or any other right. Shares of our common stock that a person has the right to acquire within 60 days of April 25, 2013 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person (except with respect to the percentage ownership of all directors and executive officers as a group). As used in this Proxy Statement, “voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

The number and percentage of shares beneficially owned is computed on the basis of 12,113,674 shares of our common stock outstanding as of April 25, 2013. The information in the following table regarding the beneficial owners of more than 5% of our common stock is based upon information supplied by our principal stockholders or set forth in Schedules 13D and 13G filed with the SEC. The determination that there were no other persons, entities or groups known to the Company to beneficially own more than 5% of the Company’s outstanding common stock was based on a review of all statements filed with the SEC with respect to the Company pursuant to Section 13(d) or 13(g) of the Exchange Act.

The address for those persons for which an address is not otherwise provided is c/o I.D. Systems, Inc., 123 Tice Boulevard, Woodcliff Lake, New Jersey 07677.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percentage of Shares of Common Stock Outstanding(1)
5% Stockholders:
Avis Budget Group, Inc. 6 Sylvan Way Parsippany, New Jersey 07054	1,600,000	(2)	12.58%
Wellington Management Company, LLP 280 Congress Street Boston, MA 02210	1,117,829	(3)	9.23%
Diker Management, LLC 730 Fifth Avenue 15th Floor New York, New York 10019	676,766	(4)	5.59%
Artis Capital Management, L.P. One Market Plaza Steuart Tower, Floor 27 San Francisco, California 94105	616,112	(5)	5.09%
Directors and Executive Officers:
Jeffrey M. Jagid	721,155	(6)	5.81%
Ned Mavrommatis	262,131	(7)	2.13%
Kenneth S. Ehrman	740,720	(8)	6.01%
Michael L. Ehrman	459,391	(9)	3.73%
Brett Kilpatrick	49,182	(10)	*
Darryl Miller(11)	0		0.00%
Lawrence S. Burstein	200,167	(12)	1.63%
Harold D. Copperman	150,667	(13)	1.24%
Michael P. Monaco	197,781	(14)	1.61%
Robert J. Farrell(15)	0		0.00%
All directors and executive officers as a group (eight individuals)	2,781,194	(16)	20.77%

*	Represents less than 1% of the outstanding shares of our common stock.
(1)	Ownership percentages are based on 12,113,674 shares of common stock of the Company outstanding as of April 25, 2013.
(2)	On August 25, 2011, Avis Budget Group, Inc., a Delaware corporation (“Avis”), filed with the SEC a Schedule 13G with respect to the beneficial ownership of an aggregate of 1,600,000 shares of the Company’s common stock, with sole voting and dispositive power over these 1,600,000 shares. These shares are comprised of: (i) 1,000,000 shares of common stock and (ii) up to 600,000 shares of common stock underlying a common stock warrant (the “Warrant”) issued to Avis pursuant to the terms of Purchase Agreement, dated as of August 22, 2011, by and between the Company and Avis. The Warrant is exercisable (x) immediately with respect to 100,000 shares of common stock, and (y) with respect to the remaining 500,000 shares of common stock, at any time on or after the date (if any) on which Avis Budget Car Rental, LLC, a subsidiary of Avis, executes and delivers to the Company a particular statement of work agreed upon by the parties.
(3)	On February 14, 2013, each of Wellington Management Company LLP (“Wellington Management”), a Massachusetts limited liability partnership, and Wellington Trust Company NA, a United States bank (as defined in Section 3(a)(6) of the Exchange Act) (“Wellington Trust”), filed with the SEC a Schedule 13G with respect to the beneficial ownership of an aggregate of 1,117,829 shares of the Company’s common stock, with shared voting and dispositive power over these 1,117,829 shares. The shares are owned of record by clients of Wellington Management and Wellington Trust, each in its capacity as investment adviser. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such shares.
(4)	On February 15, 2013, Diker GP, LLC, a Delaware limited liability company (“Diker GP”), and certain of its affiliates filed with the SEC Amendment No. 5 to its Schedule 13G with respect to the beneficial ownership of an aggregate of 676,766 shares of the Company’s common stock, with shared voting and dispositive power over these 676,766 shares. This number includes shares held by Diker Value Tech Fund, LP (“VT”), Diker Value Tech QP Fund, LP (“VTQP”), Diker Small Cap Fund, LP (“SC”), the Diker Small Cap QP Fund, LP (“SCQP”) and Diker Micro Cap Fund LP (“MC” and, collectively with VT, VTQP, SC, SCQP and MC, the “Diker Funds”) and shares held by Diker Management, LLC (“Diker Management”). As the sole general partner of the Diker Funds, Diker GP has the power to vote and dispose of the shares owned by the Diker Funds and, accordingly, may be deemed the beneficial owner of such shares. Pursuant to investment advisory agreements, Diker Management serves as the investment manager of the Diker Funds. Accordingly, Diker Management may be deemed the beneficial owner of shares held by the Diker Funds. Charles M. Diker and Mark N. Diker are the managing members of each of Diker GP and Diker Management, and, in that capacity, direct their operations. Therefore, Charles M. Diker and Mark N. Diker may be beneficial owners of shares beneficially owned by Diker GP and Diker Management. All of the foregoing reporting persons disclaim all beneficial ownership, however, as affiliates of a registered investment adviser, and, in any case, disclaim beneficial ownership except to the extent of their pecuniary interest in the shares of common stock of the Company.
(5)	On February 14, 2013, Artis Capital Management, L.P., a California limited partnership (“Artis LP”), filed with the SEC Amendment No. 6 to its Schedule 13G with respect to the beneficial ownership of an aggregate of 616,112 shares of the Company’s common stock, with sole voting and dispositive power over these 616,112 shares. This number includes shares of our common stock held by investment funds for the benefit of the investors in those funds. Artis LP is a registered investment adviser and is the investment adviser of the investment funds that hold our common stock. The investment funds have the right to receive any dividends from, or proceeds from the sale of, our common stock. Artis Capital Management, Inc. (“Artis Inc.”) is the general partner of Artis LP. Stuart Peterson is the president if Artis Inc. and the controlling owner of Artis LP and Artis Inc. By virtue of these relationships, Artis Inc. and Mr. Peterson may be deemed to beneficially own the shares of our common stock held by Artis 2X and the other investment funds; however, Artis LP has indicated that the filing of the Schedule 13G shall not be construed as an admission that Artis Inc. or Mr. Peterson is the beneficial owner of the shares of our common stock held by the investment funds.
(6)	This number includes (i) 295,235 shares of our common stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days of April 25, 2013; (ii) 13,367 restricted shares of common stock which vest on March 30, 2014, provided that Mr. Jagid is employed by the Company on such date; (iii) 10,624 restricted shares of common stock which vest on March 29, 2015, provided that Mr. Jagid is employed by the Company on such date; and (iv) 11,651 restricted shares of common stock which vest on April 4, 2016, provided that Mr. Jagid is employed by the Company on such date.
(7)	This number includes (i) 195,131 shares of our common stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days of April 25, 2013; (ii) 8,020 restricted shares of common stock which vest on March 30, 2014, provided that Mr. Mavrommatis is employed by the Company on such date; (iii) 6,374 restricted shares of common stock which vest on March 29, 2015, provided that Mr. Mavrommatis is employed by the Company on such date; and (iv) 6,991 restricted shares of common stock which vest on April 4, 2016, provided that Mr. Mavrommatis is employed by the Company on such date.
(8)	This number includes (i) 212,131 shares of our common stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days of April 25, 2013; (ii) 8,020 restricted shares of common stock which vest on March 30, 2014, provided that Mr. Ehrman is employed by the Company on such date; (iii) 6,374 restricted shares of common stock which vest on March 29, 2015, provided that Mr. Ehrman is employed by the Company on such date; (iv) 6,991 restricted shares of common stock which vest on April 4, 2016, provided that Mr. Ehrman is employed by the Company on such date; (v) 49,000 shares of our common stock held by Mr. Ehrman’s wife’s IRA account; and (v) 16,500 shares of our common stock held by Mr. Ehrman’s 401(k) account.

(9)	This number includes (i) 203,131 shares of our common stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days of April 25, 2013; (ii) 6,684 restricted shares of common stock which vest on March 30, 2014, provided that Mr. Ehrman is employed by the Company on such date; (iii) 5,312 restricted shares of common stock which vest on March 29, 2015, provided that Mr. Ehrman is employed by the Company on such date; and (iv) 5,826 restricted shares of common stock which vest on April 4, 2016, provided that Mr. Ehrman is employed by the Company on such date.
(10)	This number includes (i) 17,500 shares of our common stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days of April 25, 2013; (ii) 6,250 restricted shares of common stock which vest on October 1, 2013, provided that Mr. Kilpatrick is employed by the Company on such date; (iii) 6,250 restricted shares of common stock which vest on October 1, 2014, provided that Mr. Kilpatrick is employed by the Company on such date; (iv) 5,312 restricted shares of common stock which vest on March 29, 2015, provided that Mr. Kilpatrick is employed by the Company on such date; and (v) 5,826 restricted shares of common stock which vest on April 4, 2016, provided that Mr. Kilpatrick is employed by the Company on such date.
(11)	Daryl Miller separated from the Company as of November 27, 2012.
(12)	This number includes (i) 147,315 shares of our common stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days of April 25, 2013; (ii) 9,000 restricted shares of common stock which vest over a five-year period that commenced on June 29, 2009, with 20% of such shares vesting each year (provided that Mr. Burstein is a director of the Company on the applicable vesting date); (iii) 10,563 restricted shares of common stock which vest over a five-year period that commenced on February 5, 2010, with 20% of such shares vesting each year (provided that Mr. Burstein is a director of the Company on the applicable vesting date); (iv) 6,416 restricted shares of common stock which vest over a five-year period that commenced on March 30, 2011, with 20% of such shares vesting each year (provided that Mr. Burstein is a director of the Company on the applicable vesting date); (v) 8,499 restricted shares of common stock which vest in equal increments of 25% on a quarterly basis over a one-year period that commenced on March 29, 2012 (provided that Mr. Burstein is a director of the Company on the applicable vesting date); (vi) 8,474 restricted shares of common stock which vest in equal increments of 25% on a quarterly basis over a one-year period that commenced on April 4, 2013 (provided that Mr. Burstein is a director of the Company on the applicable vesting date); and (vii) 13,500 shares of our common stock held by Mr. Burstein’s IRA account.
(13)	This number includes (i) 60,315 shares of our common stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days of April 25, 2013; (ii) 27,000 restricted shares of common stock which vest over a five-year period that commenced on June 29, 2009, with 20% of such shares vesting each year (provided that Mr. Copperman is a director of the Company on the applicable vesting date); (iii) 10,563 restricted shares of common stock which vest over a five-year period that commenced on February 5, 2010, with 20% of such shares vesting each year (provided that Mr. Copperman is a director of the Company on the applicable vesting date); (iv) 6,416 restricted shares of common stock which vest over a five-year period that commenced on March 30, 2011, with 20% of such shares vesting each year (provided that Mr. Copperman is a director of the Company on the applicable vesting date); (v) 8,499 restricted shares of common stock which vest in equal increments of 25% on a quarterly basis over a one-year period that commenced on March 29, 2012 (provided that Mr. Copperman is a director of the Company on the applicable vesting date); and (vi) 8,474 restricted shares of common stock which vest in equal increments of 25% on a quarterly basis over a one-year period that commenced on April 4, 2013 (provided that Mr. Copperman is a director of the Company on the applicable vesting date).
(14)	This number includes (i) 147,315 shares of our common stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days of April 25, 2013; (ii) 9,000 restricted shares of common stock which vest over a five-year period that commenced on June 29, 2009, with 20% of such shares vesting each year (provided that Mr. Monaco is a director of the Company on the applicable vesting date); (iii) 10,563 restricted shares of common stock which vest over a five-year period that commenced on February 5, 2010, with 20% of such shares vesting each year (provided that Mr. Monaco is a director of the Company on the applicable vesting date); (iv) 6,416 restricted shares of common stock which vest over a five-year period that commenced on March 30, 2011, with 20% of such shares vesting each year (provided that Mr. Monaco is a director of the Company on the applicable vesting date); (v) 8,499 restricted shares of common stock which vest in equal increments of 25% on a quarterly basis over a one-year period that commenced on March 29, 2012 (provided that Mr. Monaco is a director of the Company on the applicable vesting date); and (vi) 8,474 restricted shares of common stock which vest in equal increments of 25% on a quarterly basis over a one-year period that commenced on April 4, 2013 (provided that Mr. Monaco is a director of the Company on the applicable vesting date).
(15)	Mr. Farrell is a nominee for election as a director at the Annual Meeting.
(16)	This number includes an aggregate of 1,278,073 shares of our common stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days of April 25, 2013.

EQUITY COMPENSATION PLANS

The following table provides certain information with respect to the Company’s equity compensation plans in effect as of December 31, 2012.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance (excluding securities reflected under column (a)) (c)
Equity compensation plans approved by security holders(1)	2,568,000	$7.33	1,074,000
Equity compensation plans not approved by security holders	—	—	—
Total	2,568,000	$7.33	1,074,000

(1)	These plans consist of the Company’s 1999 Stock Option Plan, 1999 Director Option Plan, 2007 Equity Compensation Plan and 2009 Non-Employee Director Equity Compensation Plan, which were our only equity compensation plans in existence as of December 31, 2012. Each of our 1999 Stock Option Plan and 1999 Director Option Plan has terminated, and no additional awards were, or may be, granted thereunder.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file with the SEC statements on Form 3, Form 4 and Form 5 of ownership and changes in ownership. Officers, directors and greater than 10% stockholders are required by regulation to furnish us with copies of all Section 16(a) reports that they file.

Based solely upon a review of Forms 3, 4 and 5 and any amendments to those forms that have been furnished to us, we believe that all parties subject to the reporting requirements of Section 16(a) filed all such required reports during and with respect to the fiscal year ended December 31, 2012.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of EisnerAmper LLP as the independent registered public accounting firm to audit our financial statements for the current fiscal year, subject to the ratification of such appointment by our stockholders. Representatives of EisnerAmper LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

Fees and Services of Independent Registered Certified Public Accounting Firm

Audit Fees

The aggregate fees billed by EisnerAmper LLP, our independent registered public accounting firm, for professional services rendered for the audit of our annual financial statements for the fiscal years ended December 31, 2012 and 2011, and for the review of the financial statements included in our Quarterly Reports on Form 10-Q during the fiscal years ended December 31, 2012 and 2011, were $154,750 and $100,000, respectively.

Audit-Related Fees

Other than the fees described under the caption “Audit Fees” above, EisnerAmper LLP did not bill any fees for services rendered to us during fiscal years ended December 31, 2012 and 2011 for assurance and related services in connection with the audit or review of our financial statements.

Tax Fees

There were no fees billed by EisnerAmper LLP for professional services rendered for tax compliance, tax advice or tax planning during fiscal years ended December 31, 2012 and 2011.

All Other Fees

There were no fees billed by EisnerAmper LLP for products or professional services rendered, other than services described under the caption “Audit Fees” above during fiscal years ended December 31, 2012 and 2011.

Audit Committee’s Pre-Approval Policies and Procedures

The Audit Committee pre-approves all services, including both audit and non-audit services, provided by our independent accountants. For audit services, each year the independent registered public accounting firm provides the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the year, which must be formally accepted by the Audit Committee before the audit commences. The independent registered public accounting firm also submits an audit services fee proposal, which also must be approved by the Audit Committee before the audit commences.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF EISNERAMPER LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

PROPOSAL NO. 3

ADVISORY VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION

In accordance with recently adopted Section 14A of the Exchange Act, which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are asking stockholders to approve an advisory resolution on the Company’s executive compensation as reported in this Proxy Statement. Our executive compensation programs are designed to support the Company’s long-term success. As described above in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee has structured our executive compensation program to achieve the following key objectives:

•	to provide a total rewards package to our executives that are competitive with our peer companies;
•	to attract and retain key talent;
•	to link pay to performance by providing incentives that promote short and long-term financial growth and stability to continuously enhance stockholder value.

We believe that our performance-based executive compensation programs provide incentives that are aligned with the best interests of our stockholders and have facilitated the Company’s performance.

We urge stockholders to read the “Compensation Discussion and Analysis” above, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative contained herein, which provide detailed information on the compensation of our Named Executive Officers. The Board believes that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this Proxy Statement has supported and contributed to the Company’s success.

Accordingly, we are asking stockholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders of I.D. Systems, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement relating to the Company’s 2013 Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL NO. 3 AND APPROVE, ON AN ADVISORY BASIS, THE COMPANY’S EXECUTIVE COMPENSATION.

STOCKHOLDERS’ PROPOSALS FOR NEXT ANNUAL MEETING

Stockholder proposals to be presented at our annual meeting of stockholders to be held in 2014, for inclusion in our proxy statement and form of proxy relating to that meeting, must be received by us at our principal executive offices, 123 Tice Boulevard, Woodcliff Lake, New Jersey 07677, addressed to the Corporate Secretary, on or before January 6, 2014. If, however, our 2013 Annual Meeting of Stockholders is changed by more than thirty (30) days from the date of the Annual Meeting, the deadline is a reasonable time before we begin to print and mail our proxy materials for the 2014 annual meeting of stockholders. Such stockholder proposals must comply with our bylaws and the requirements of Regulation 14A of the Exchange Act.

Rule 14a-4 of the Exchange Act governs our use of our discretionary proxy voting authority with respect to a stockholder proposal that is not addressed in the proxy statement. With respect to our annual meeting of stockholders to be held in 2014, if we are not provided notice of a stockholder proposal prior to March 22, 2014, we will be permitted to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors is not aware of any matters, other than those stated above, that may be brought before the Annual Meeting. The persons named in the enclosed form of proxy or their substitutes will vote with respect to any such matters in accordance with their best judgment.

By order of the Board of Directors,

/s/ Ned Mavrommatis

Ned Mavrommatis
Corporate Secretary

Dated: May 6, 2013

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2012 (EXCLUDING EXHIBITS) ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.

2013 ANNUAL MEETING OF STOCKHOLDERS OF

I.D. SYSTEMS, INC.

Thursday, June 20, 2013

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NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:

The Notice of Meeting, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2012, are available at the following website:

http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=10255

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20503030000000000000 7 062013

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED BELOW AND "FOR" PROPOSAL NOS. 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED BELOW.

1. Election of five directors, each to serve for a one-year term expiring at the Company's 2014 annual meeting of stockholders, and until their respective successors are duly elected and qualified.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 3.

	FOR	AGAINST	ABSTAIN
3. Approval, on an advisory basis, of the Company's executive compensation.	☐	☐	☐

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED IN PROPOSAL NO. 1 AND "FOR" PROPOSAL NOS. 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE COMPANY'S PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS, POSTPONEMENTS OR CONTINUATIONS THEREOF.

RECEIPT OF NOTICE OF THE ANNUAL MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED, AND THE TERMS OF THE NOTICE AND PROXY STATEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS PROXY. THE UNDERSIGNED HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN FOR SAID MEETING OR ANY AND ALL ADJOURNMENTS, POSTPONEMENTS AND CONTINUATIONS THEREOF.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

2013 ANNUAL MEETING OF STOCKHOLDERS OF

I.D. SYSTEMS, INC.

Thursday, June 20, 2013

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EDT the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20503030000000000000 7 062013

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED BELOW AND "FOR" PROPOSAL NOS. 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED BELOW.

1. Election of five directors, each to serve for a one-year term expiring at the Company's 2014 annual meeting of stockholders, and until their respective successors are duly elected and qualified.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 3.

	FOR	AGAINST	ABSTAIN
3. Approval, on an advisory basis, of the Company's executive compensation.	☐	☐	☐

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED IN PROPOSAL NO. 1 AND "FOR" PROPOSAL NOS. 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE COMPANY'S PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS, POSTPONEMENTS OR CONTINUATIONS THEREOF.

RECEIPT OF NOTICE OF THE ANNUAL MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED, AND THE TERMS OF THE NOTICE AND PROXY STATEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS PROXY. THE UNDERSIGNED HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN FOR SAID MEETING OR ANY AND ALL ADJOURNMENTS, POSTPONEMENTS AND CONTINUATIONS THEREOF.

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.